Exhibit 4.1

THE COMPANIES ACT 1985

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM

AND

NEW

ARTICLES OF ASSOCIATION

of

CELLTECH GROUP PLC

(INCORPORATING ALL AMENDMENTS TO 24TH MAY, 2001)

INCORPORATED ON 28TH AUGUST, 1987

NO. 2159282

ALLEN & OVERY

London

FILE COPY

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CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 2159282

The Registrar of Companies for England and Wales hereby certifies that

CELLTECH CHIROSCIENCE PLC

having by special resolution changed its name, is now incorporated under the name of

CELLTECH GROUP PLC

Given at Companies House, London, the 20th December 1999

[GRAPHIC APPEARS HERE]

/s/ Mr J. Mayne
MR J. MAYNE For The Registrar Of Companies

[GRAPHIC APPEARS HERE]

C O M P A N I E S    H O U S E

FILE COPY

[GRAPHIC APPEARS HERE]

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 2159282

The Registrar of Companies for England and Wales hereby certifies that

CELLTECH PLC

having by special resolution changed its name, is now incorporated under the name of

CELLTECH CHIROSCIENCE PLC

Given at Companies House, London, the 4th August 1999

[GRAPHIC APPEARS HERE]

/s/ Miss S. Bashar
MISS S. BASHAR For The Registrar Of Companies

[GRAPHIC APPEARS HERE]

C O M P A N I E S    H O U S E

FILE COPY

[GRAPHIC APPEARS HERE]

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 2159282

The Registrar of Companies for England and Wales hereby certifies that

CELLTECH GROUP PLC

having by special resolution changed its name, is now incorporated under the name of

Celltech plc

Given at Companies House, London, the 28th February 1997

[GRAPHIC APPEARS HERE]

/s/ L. Connelly
L. CONNELLY For The Registrar Of Companies

[GRAPHIC APPEARS HERE]

C O M P A N I E S    H O U S E

FILE COPY

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CERTIFICATE OF INCORPORATION

ON RE-REGISTRATION OF PRIVATE COMPANY

AS A PUBLIC COMPANY

No. 2159282

I hereby certify that

CELLTECH GROUP LIMITED

formerly registered as a private company has this day been re-registered under the Companies Act 1985 as a public company under the name of

CELLTECH GROUP plc

and that the company is limited.

Given under my hand at Cardiff the 14TH OCTOBER 1987

/s/ T.G. Thomas
T.G. THOMAS An Authorized Officer

FILE COPY

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CERTIFICATE OF INCORPORATION

OF A PRIVATE LIMITED COMPANY

No. 2159282

I hereby certify that

CELLTECH GROUP LIMITED

is this day incorporated under the Companies Act 1985 as a private company and that the Company is limited.

Given under my hand at the Companies Registration Office, Cardiff the 28 AUGUST 1987

[GRAPHIC APPEARS HERE]

Registrar of Companies

Company Number: 2159282

THE COMPANIES ACTS 1985 TO 1989

COMPANY LIMITED BY SHARES

RESOLUTIONS OF CELLTECH GROUP PLC

PASSES ON 24TH MAY 2001

At the ANNUAL GENERAL MEETING of the Company duly convened and held at Merchant Taylors’ Hall, 30 Threadneedle Street, London EC2R 8JB, the following resolutions were put to the meeting and passed as:

1.	ORDINARY RESOLUTION

THAT:

(a)	In accordance with Article 6 of the Company’s Articles of Association, the directors be authorised to allot relevant securities up to a maximum nominal amount of £45,250,000, that this authority shall expire on 23rd May 2006 and that all previous authorities under section 80 of the Companies Act 1985 shall cease to have effect.

2.	SPECIAL RESOLUTIONS

THAT:

(a)	In accordance with Article 7 of the Company’s Articles of Association, the directors be empowered to allot equity securities for cash provided that this power shall expire on 23rd May 2006 and shall be limited for the purposes of paragraph (1)(b) of Article 7 to the allotment of equity securities having a maximum nominal amount of £6,857,000 and that all previous authorities under section 95 of the Companies Act 1985 shall cease to have effect.

THAT:

(b)	The Articles of Association set out in the document produced to the meeting (and signed by the Chairman for the purpose of identification) be adopted as the Articles of Association of the Company in substitution for, and to the exclusion of, all existing Articles of Association.

J.A.D Slater

Secretary

Registered Office:

208 Bath Road

Slough

Berks SLI 3WE

Company Number: 2159282

THE COMPANIES ACTS 1985 TO 1989

COMPANY LIMITED BY SHARES

RESOLUTIONS OF CELLTECH GROUP PLC

PASSED ON 23RD MAY 2002

At the ANNUAL GENERAL MEETING of the Company duly convened and held at Merchant Taylors’ Hall, 30 Threadneedle Street, London EC2R 8JB, the following resolutions were put to the meeting and passed as:

1.	ORDINARY RESOLUTION

THAT:

(a)	in accordance with Article 6 of the Company’s Articles of Association, the directors be authorised to allot relevant securities up to a maximum nominal amount of £45,388,000, that this authority shall expire on 22nd May 2007 and that all previous authorities under section 80 of the Companies Act 1985 shall cease to have effect.

2.	SPECIAL RESOLUTIONS

THAT:

(a)	In accordance with Article 7 of the Company’s Articles of Association, the directors be empowered to allot equity securities for cash provided that this power shall expire on 22nd May 2007 and shall be limited for the purposes of paragraph (l)(b) of Article 7 to the allotment of equity securities having a maximum nominal amount of £6,877,000 and that all previous authorities under section 95 of the Companies Act 1985 shall cease to have effect.

J.A.D. Slater

Secretary

Registered Office:

208 Bath Road

Slough, Berks SLI 3WE

Company Number: 2159282

THE COMPANIES ACTS 1985 TO 1989

COMPANY LIMITED BY SHARES

RESOLUTIONS OF CELLTECH GROUP PLC

PASSED ON 22ND MAY 2003

At the ANNUAL GENERAL MEETING of the Company duly convened and held at Merchant Taylors’ Hall, 30 Threadneedle Street, London EC2R 8JB, the following resolutions were put to the meeting and passed as:

1.	ORDINARY RESOLUTION

THAT:

(a)	In accordance with Article 6 of the Company’s Articles of Association, the directors be authorised to allot relevant securities up to a maximum nominal amount of £45,469,000, that this authority shall expire on 21st May 2008 and that all previous authorities under section 80 of the Companies Act 1985 shall cease to have effect.

2.	SPECIAL RESOLUTIONS

THAT:

(a)	In accordance with Article 7 of the Company’s Articles of Association, the directors be empowered to allot equity securities for cash provided that this power shall expire on 21st May 2008 and shall be limited for the purposes of paragraph (1)(b) of Article 7 to the allotment of equity securities having a maximum nominal amount of £6,889,000 and that all previous authorities under section 95 of the Companies Act 1985 shall cease to have effect.

(b)	In accordance with Article 11 of the Company’s Articles of Association and the Companies Act 1985, the Company is generally and unconditionally authorised to make market purchases (within the meaning of Section 163 of the Companies Act 1985) of ordinary shares of 50 pence each in the capital of the Company (“ordinary shares”) on such terms and in such manner as the directors of the Company may determine provided that:

(a)	the maximum number of ordinary shares that may be purchased pursuant to this authority is 27,552,730;

(b)	the maximum price which may be paid for any ordinary share purchased pursuant to this authority is an amount equal to 105% of the average of the middle market prices shown in the quotations for the Company’s ordinary shares in the London Stock Exchange Daily Official List for the five business days immediately preceding the day on which that ordinary share is purchased and the minimum price which may be paid for any such ordinary share shall be the nominal value of that share (in each case exclusive of expenses payable by the Company in connection with the purchase); and

(c)	this authority shall expire an 22nd November 2004 or, if earlier, at the conclusion of the AGM of the Company to be held in 2004 unless renewed before that time, but the Company may take a contract to purchase ordinary shares under this authority before its expiry which will or may be executed wholly or partly after the expiry of this authority, and may make a purchase of ordinary shares in pursuance of any such contract.

(c)	Article 62 of the Company’s Articles of Association be amended by the deletion of the figure £400,000 and the substitution therefore of the figure £600,000.

J.A.D. Slater

Secretary

Registered Office:

208 Bath Road

Slough, Berks SLI 3WE

2

THE COMPANIES ACT 1985

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

*CELLTECH GROUP PLC

*1.	The name of the Company is “CELLTECH GROUP plc”.

*2.	The Company is to be a public company.

3.	The registered office of the Company will be situate in England.

4.	The objects for which the Company is established are:

(A) (i)	To act or carry on business as a holding company and to control and co-ordinate the administration and operation of any companies from time to time directly or indirectly controlled by the Company;

(ii)	To undertake and carry on any business, transaction or operation commonly undertaken or carried on by investment managers and advisers, investment companies, bankers, brokers, dealers, members of any investment exchange, financiers, capitalists, guarantors, underwriters, concessionaires, factors, promoters, contractors or merchants; to acquire by purchase, lease, concession, grant, licence or otherwise deal in any businesses, rights, privileges, lands, buildings, leases, underleases, options, debentures, bonds, notes, stocks, shares, units, warrants, futures, cash, obligations, securities, reversionary interests, annuities, policies of assurance or other property, or any title, property, right or interest whatever therein or thereto, and generally to hold, manage, develop, lease, sell or dispose of the same; to act as trustee, custodian trustee, executor, administrator, liquidator, receiver, administrative receiver, attorney, nominee, agent, secretary or registrar, whether jointly or alone, of or for any person, company, corporation or body politic or corporate, and to act as trustee of any deed constituting or securing any debentures, bonds, notes, stocks, shares, units, options, warrants, futures or other securities or obligations and to undertake and execute any other trust; and generally to institute, enter into, assist or participate in financial, industrial, commercial, mercantile, mining and other businesses or undertakings and in financial operations of all kinds, and to carry on, develop and extend the same, or sell, dispose of or otherwise turn the same to account;

(iii)	In any part of the world to undertake, finance, support, advance and assist or to act as consultants in the research, development, marketing of and be engaged in any way whatsoever in cell and molecular biology, biology, biochemistry microbiology, chemistry, genetic science and any other science or discipline which may be ancillary thereto, as may be convenient or necessary in the opinion of the Board of Directors, and all system and processes relating thereto, the extraction and production of chemicals and

*	The Company was incorporated under the name Celltech Group Limited. By virtue of a Special Resolution of the Company on 3rd September, 1987 it was resolved that the Company be re-registered as a public limited company.

substances having any properties or application relating to industry, health care, animal care, plants, food, agriculture, textiles and materials and products of any kind and for any purpose whatsoever arising therefrom or otherwise, whether as principal, agent or in any capacity whatsoever;

(iv)	To manufacture, buy, sell, supply and deal in any way whatsoever in any product, system or process referred to in paragraph (iii) above;

(v)	To carry on any business, undertaking, transaction or operation commonly carried on or undertaken by manufacturers, merchants and dealers (both wholesale and retail) in all or any articles of commercial and personal use and consumption, importers, exporters, shipowners, bankers, factors, capitalists, promoters, financiers, real property dealers and investors, concessionaires, brokers, contractors, mercantile and general agents, advertising agents, publishers, carriers and transporters of all kinds and to carry on all or any of the said businesses either together as one business or as separate distinct businesses in any part of the world.

(B)	To acquire and assume for any estate or interest and to take options over, construct, develop or exploit any property, real or personal, and rights of any kind and the whole or any part of the undertaking, assets and liabilities of any person and to act and carry on business as a holding company.

(C)	To manufacture, process, import, export, deal in and store any goods and other things and to carry on the business of manufacturers, processors, importers, exporters and storers of and dealers in any goods and other things.

(D)	To acquire and exploit lands, mines and mineral rights and to acquire, explore for and exploit any natural resources and to carry on any business involving the ownership or possession of land or other immovable property or buildings or structures thereon and to construct, erect, install, enlarge, alter and maintain buildings, plant and machinery and to carry on business as builders, contractors and engineers.

(E)	To provide services of all descriptions and to carry on business as advisers, consultants, brokers and agents of any kind.

(F)	To advertise, market and sell the products of the Company and of any other person and to carry on the business of advertisers or advertising agents or of a marketing and selling organisation or of a supplier, wholesaler, retailer, merchant or dealer of any kind.

(G)	To provide technical, cultural, artistic, educational, entertainment or business material, facilities or services and to carry on any business involving any such provision.

(H)	To lend money, and grant or provide credit and financial accommodation, to any person and to deposit money with any person and to carry on the business of a banking, finance or insurance company.

(I)	To invest money of the Company in any investments and to hold, sell or otherwise deal with such investments, and to carry on the business of a property or investment company.

(J)	To acquire and carry on any business carried on by a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company.

(K)	To enter into any arrangements with any government or authority or person and to obtain from any such government or authority or person any legislation, orders, rights, privileges, franchises and concessions and to carry out exercise and comply with the same.

(L)	To borrow and raise money and accept money on deposit and to secure or discharge any debt or obligation in any manner and in particular (without prejudice to the generality of the foregoing) by mortgages of or charges upon all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by the creation and issue of securities.

(M)	To enter into any guarantee, contract of indemnity or suretyship and in particular (without prejudice to the generality of the foregoing) to guarantee, support or secure, with or without consideration, whether by personal obligation or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by both such methods or in any other manner, the performance of any obligations or commitments of, and the repayment or payment of the principal amounts of and any premiums, interest, dividends and other moneys payable on or in respect of any securities or liabilities of, any person, including (without prejudice to the generality of the foregoing) any company which is for the time being a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company or otherwise associated with the Company.

(N)	To amalgamate or enter into partnership or any profit-sharing arrangement with, and co-operate or participate in any way with or to take over or assume any obligation of, or to assist or subsidise any person.

(O)	To accept, draw, make, create, issue, execute, discount, endorse, negotiate and deal in bills of exchange, promissory notes, and other instruments and securities, whether negotiable or otherwise.

(P)	To apply for and take out, purchase or otherwise acquire any trade and service marks and names, designs, patents, patent rights, inventions and secret processes and to carry on the business of an inventor, designer or research organisation.

(Q)	To sell, exchange, mortgage, charge, let, grant licences, easements, options, servitudes and other rights over, and in any other manner deal with or dispose of, all or any part of the undertaking, property and assets (present and future) of the Company for any consideration and in particular (without prejudice to the generality of the foregoing) for any securities or for a share of profit or a royalty or other periodical or deferred payment.

(R)	To issue and allot securities of the Company for cash or in payment or part payment for any real or personal property purchased or otherwise acquired by the Company or any services rendered to the Company or as security for any obligation or amount (even if less than the nominal amount of such securities) or for any other purpose,

(S)	To give any remuneration or other compensation or reward for services rendered or to be rendered in placing or procuring subscriptions of, or otherwise assisting in the issue of any securities of the Company or in or about the formation of the Company or the conduct or course of its business, and to establish or promote, or concur or participate in establishing or promoting, any company, fund or trust and to subscribe for, underwrite, purchase or otherwise acquire securities of any company, fund or trust and to carry on the business of company, fund, trust or business promoters or managers and of underwriters or dealers in securities, and to act as director of and as secretary, manager, registrar or transfer agent for any other company and to act as trustee of any kind and to undertake and execute any trust and any trust business (including the business of acting as trustee under wills and settlements and as executor and administrator).

(T)	To pay all the costs, charges and expenses preliminary or incidental to the promotion, formation, establishment and incorporation of the Company, and to procure the registration or incorporation of the Company in or under the laws of any place outside England.

(U)	To grant or procure the grant of donations, gratuities, pensions, annuities, allowances, or other benefits, including benefits on death to any directors, officers or employees or former directors, officers or employees of the Company or any company which at any time is or was a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company or otherwise associated with the Company or of any predecessor in business of any of them, and to the relations, connections or dependants of any such persons, and to other persons whose service or services have directly or indirectly been of benefit to the Company or whom the Board of Directors of the Company considers have any moral claim on the Company or to their relations, connections or dependants, and to establish or support any funds, trusts, insurances or schemes or any associations, institutions, clubs, schools, building and housing schemes, funds and trusts, and to make payments towards insurances or other arrangements likely to benefit any such persons or otherwise advance the interests of the Company or of its Members, and to subscribe, guarantee or pay money for any purpose likely, directly or indirectly, to further the interests of the Company or of its Members or for any national, charitable, benevolent, educational, social, public, general or useful object.

(V)	To cease carrying on or wind up any business or activity of the Company, and to cancel any registration of and to wind up or procure the dissolution of the Company in any state or territory.

(W)	To distribute any of the property of the Company among creditors and Members in specie or kind.

(X)	To do all or any of the things or matters aforesaid in any part of the world and either as principals, agents, contractors, trustees or otherwise and by or through trustees, agents or otherwise and either alone or in conjunction with others.

(Y)	To carry on any other business or activity and do anything of any nature which in the opinion of the Board of Directors of the Company is or may be capable of being conveniently carried on or done in connection with the above, or likely directly or indirectly to enhance the value of or render more profitable all or any part of the Company’s undertaking property or assets or otherwise to advance the interests of the Company or of its Members.

(Z)	To do all such other things as in the opinion of the Board of Directors of the Company are or may be incidental or conducive to the attainment of the above objects or any of them.

And it is hereby declared that “company” in this clause, except where used in reference to this Company, shall include any partnership or other body of persons, whether incorporated or not incorporated, and whether formed, incorporated, domiciled or resident in the United Kingdom or elsewhere, “person” shall include any company as well as any other legal or natural person, “securities” shall include any fully, partly or nil paid or no par value share, stock, unit, debenture, debenture or loan stock, deposit receipt, bill, note, warrant, coupon, right to subscribe or convert, or similar right or obligation, “and” and “or” shall mean “and/or” where the context so permits, “other” and “otherwise” shall not be construed ejusdem generis where a wider construction is possible, and the objects specified in the different paragraphs of this clause shall not, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company or the nature of any business carried on by the Company, but may be carried out in as full and ample a manner and shall be construed in as wide a sense as if each of the said paragraphs defined the objects of a separate, distinct and independent company.

5.	The liability of the Members is limited.

*6.	The share capital of the Company is £58,467,791 divided into 100,000,000 ordinary shares of 50p each, 8,467,789 6.9% (gross) convertible redeemable cumulative preference shares of £1 each and two special rights shares of £1.

WE, the several persons whose names and addresses are subscribed, are desirous of being formed into a company, in pursuance of the Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

NAMES, ADDRESSES AND DESCRIPTIONS OF SUBSCRIBERS	Number of Shares taken by each Subscriber
R.C. ABBOTT Austral House Basinghall Avenue London EC2V 5DB	One

Solicitor

M.V. CARDALE Austral House Basinghall Avenue London EC2V 5DB	One

Solicitor

DATED the 18th day of August 1987

WITNESS to the above Signatures:

Marjorie Heath

26, Queens Rd,

Leytonstone EI1 16B

Austral House

Basinghall Street

London EC2V 5DB

Secretary

*	The share capital of the Company was increased from £23,750,000 to £25,000,000 by a Special Resolution of the Company an 3rd September, 1987.

The share capital of the Company was increased from £25,000,000 to £50,000,000 by a Special Resolution of the Company on 1st December, 1987.

The share capital of the Company was increased from £50,000,000 to £55,000,000 by a Special Resolution of the Company on 15th March, 1993.

The share capital of the Company was increased from £55,000,000 to £58,467,791 by a Special Resolution of the Company on 27th September, 1993.

Conditional upon the London Stock Exchange agreeing to admit the ordinary share capital, issued and unissued, of the Company to the Official List on or prior to 31st March, 1994 each of the 50,000,000 issued and unissued ordinary shares of £1 each in the capital of the Company, were, by a Special Resolution of the Company on lst November, 1993, sub-divided into two ordinary shares of 50p each.

THE COMPANIES ACT 1985

A PUBLIC COMPANY LIMITED BY SHARES

NEW

ARTICLES OF ASSOCIATION

OF

Celltech Group plc

(ADOPTED BY SPECIAL RESOLUTION PASSED ON 24TH MAY, 2001

AMENDED BY SPECIAL RESOLUTION PASSED ON 22ND MAY 2003)

NO. 2159282

ALLEN & OVERY

London

39. How poll is to be taken	39
40. Chairman’s casting vote	40
VOTES OF MEMBERS	40
41. Voting rights	40
42. Representation of corporations	40
43. Voting rights of joint holders	40
44. Voting rights of members incapable of managing their affairs	41
45. Voting rights suspended where sums overdue	41
46. Objections to admissibility of votes	41
PROXIES	41
47. Proxies	41
48. Appointment of proxy	41
49. Receipt of proxy	41
50. Notice of revocation of authority	43
DIRECTORS	43
51. Number of directors	43
52. Directors need not be members	43
53. Age of directors	43
APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS	43
54. Appointment of directors by the Company	43
55. Separate resolutions for appointment of each director	43
56. The board’s power to appoint directors	44
57. Retirement of directors	44
58. Removal of directors	44
59. Vacation of office of director	44
60. Executive directors	45
ALTERNATE DIRECTORS	45
61. Power to appoint alternate directors	45
REMUNERATION, EXPENSES AND PENSIONS	46
62. Remuneration of directors	46
63. Special remuneration	46
64. Expenses	46
65. Pensions and other benefits	47
POWERS OF THE BOARD	47
66. General powers of the board to manage the Company’s business	47
67. Power to act notwithstanding vacancy	47
68. Provisions for employees	47
69. Power to borrow money	47
DELEGATION OF BOARD’S POWERS	51
70. Delegation to individual directors	51
71. Committees	51
72. Local boards	52
73. Powers of attorney	52
DIRECTORS’ INTERESTS	52
74. Directors’ interests and voting	52
PROCEEDINGS OF THE BOARD	55
75. Board meetings	55
76. Notice of board meetings	55
77. Quorum	55
78. Chairman or deputy chairman to preside	55
79. Competence of board meetings	56
80. Voting	56
81. Telephone board meetings	56

82. Resolutions without meetings	56
83. Validity of acts of directors in spite of formal defect	56
84. Minutes	57
SHARE CERTIFICATES	57
85. Issue of certificates	57
86. Charges for and replacement of certificates	57
LIEN ON SHARES	58
87. Lien on partly paid shares	58
88. Enforcement of lien	58
CALLS ON SHARES	58
89. Calls	58
90. Interest on calls	59
91. Sums treated as calls	59
92. Power to differentiate	59
93. Payment of calls in advance	59
FORFEITURE OF SHARES	59
94. Notice of unpaid calls	59
95. Forfeiture on non-compliance with notice	59
96. Power to annul forfeiture or surrender	60
97. Disposal of forfeited or surrendered shares	60
98. Arrears to be paid notwithstanding forfeiture or surrender	60
UNTRACED MEMBERS	60
99. Sale of shares of untraced members	60
100. Application of proceeds of sale	61
SECRETARY	61
101. Secretary	61
SEAL	62
102. Seal	62
DIVIDENDS	62
103. Declaration of dividends by the Company	62
104. Fixed and interim dividends	62
105. Calculation and currency of dividends	62
106. Method of payment	63
107. Dividends not to bear interest	64
108. Calls or debts may be deducted from dividends	64
109. Unclaimed dividends etc	64
110. Uncashed dividends	64
111. Dividends in specie	64
112. Scrip dividends	65
CAPITALISATION OF RESERVES	66
113. Capitalisation of reserves	66
114. Capitalisation of reserves - employees’ share schemes	66
RECORD DATES	67
115. Fixing of record dates	67
ACCOUNTS	68
116. Accounting records	68
NOTICES	68
117. Form of notices	68
118. Manner of giving notices	68
119. Notice by advertisement	68
120. When notice is deemed given	69
121. Record date for giving notices	69
122. Notice to person entitled by transmission	69

DESTRUCTION OF DOCUMENTS	70
123. Destruction of documents	70
WINDING UP	71
124. Powers to distribute in specie	71
INDEMNITY	71
125. Indemnity of officers	71

Company number

2159282

THE COMPANIES ACT 1985

A PUBLIC COMPANY LIMITED BY SHARES

NEW

ARTICLES OF ASSOCIATION

OF

CELLTECH GROUP PLC

(adopted by special resolution passed on 24th May, 2001)

PRELIMINARY

1.	Table A not to apply

The regulations in Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 shall not apply to the Company.

2.	Interpretation

(1)	In these articles, unless the contrary intention appears:

(a)	the following definitions apply:

Act	—	means the Companies Act 1985;

these articles	—	means these articles of association, as from time to time altered;

board	—	means the board of directors for the time being of the Company;

Capital Distribution	—	in Article 3B means any dividend or other distribution of capital profits (whether realised or not) or capital reserves of the Company, or of profits or reserves arising after the date of the coming into effect of Article 3B from the distribution of capital profits (whether realised or not) or capital reserves by a subsidiary, except by means of a capitalisation issue not contravening Article 3B(7)(a)(ii), or by means of any redemption of redeemable shares in accordance with the terms of issue thereof; provided that, in so far as relevant audited accounts do not distinguish between capital and revenue profits or reserves, the Company shall be entitled to rely upon a written estimate by the auditors for the time being of the Company as to the extent to which any part of any profit or reserve should be regarded as of a capital nature;

clear days	—	means, in relation to the period of a notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

committee	—	means a committee of the board;

communication	—	has the same meaning as in the Electronic Communications Act 2000;

Current Market Price per Share	—

in Article 3B at a particular date shall mean:

(a) in a case where the ordinary shares are listed in the Official List of the London Stock Exchange the average of the means of the quotations published in the Daily Official List of the London Stock Exchange for the five consecutive dealing days ending on the dealing day immediately preceding such date; and

(b) in any other case the weighted average of the prices at which ordinary shares have been purchased and sold in the 30 days ending on the day immediately prior to such date, on the basis of the information available to the Company;

director	—	means a director for the time being of the Company;

electronic communication	—	has the same meaning as in the Electronic Communications Act 2000;

Holder	—	in relation to any share means the member whose name is entered in the register as the holder of that share;

office	—	means the registered office for the time being of the Company;

paid up	—	means paid up or credited as paid up;

person entitled by transmission	—	means a person whose entitlement to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law has been noted in the register;

register	—	means the register of members of the Company;

seal	—	means any common seal of the Company or any official seal or securities seal which the Company may have or be permitted to have under the Statutes;

secretary	—	means the secretary of the Company or, if there are joint secretaries, any of the joint secretaries and includes an assistant or deputy secretary and any person appointed by the board to perform any of the duties of the secretary of the Company;

Statutes	—	means the Act and every other statute, statutory instrument, regulation or order for the time being in force concerning companies registered under the Act; and

UKLA	—	means the UK Listing Authority;

(b)	any reference to an uncertificated share, or to a share being held in uncertificated form, means a share which is for the time being recorded on the register as being held in uncertificated form, and any reference to a certificated share means any share other than an uncertificated share;

(c)	any other words or expressions defined in the Act or, if not defined in the Act, in any other of the Statutes (in each case as in force on the date of adoption of these articles) have the same meaning in these articles except that the word “company” includes any body corporate;

(d)	any reference elsewhere in these articles to any statute or statutory provision includes a reference to any modification or re-enactment of it for the time being in force;

(e)	words importing the singular number include the plural number and vice versa, words importing one gender include the other gender and words importing persons include bodies corporate and unincorporated associations;

(f)	any reference to writing includes a reference to any method of reproducing words in a legible form;

(g)	any reference to doing something by electronic means includes doing it by an electronic communication;

(h)

any reference to a signature or to something being signed or executed includes an electronic signature or other means of verifying the authenticity of an electronic communication which the board may from time to time approve, a signature printed or reproduced by mechanical or other means or any stamp or other distinctive marking made by or with the authority of the person required to sign the document to indicate it is approved by such person;

(i)	any reference to a document being sealed or executed under seal or under the common seal of any body corporate (including the Company) or any similar expression includes a reference to its being executed in any other manner which has the same effect as if it were executed under seal;

(j)	any reference to a meeting shall not be taken as requiring more than one person to be present in person if any quorum requirement can be satisfied by one person;

(k)	any reference to a show of hands includes such other method of casting votes the board may from time to time approve; and

(l)	where the Company has a power of sale or other right of disposal in relation to any share, any reference to the power of the Company or the board to authorise a person to transfer that share to or as directed by the person to whom the share has been sold or disposed of shall, in the case of an uncertificated share, be deemed to include a reference to such other action as may be necessary to enable that share to be registered in the name of that person or as directed by him.

(2)	Subject to the Statutes, a special or extraordinary resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required and a special resolution shall be effective for any purpose for which an extraordinary resolution is required under these articles.

(3)	Headings to these articles are inserted for convenience only and shall not affect construction.

SHARE CAPITAL

3.A	Authorised share capital

The authorised share capital of the Company at the date of adoption of these articles is £189,999,998 divided into 373,064,416 ordinary shares of 50p each and, 3,467,790 6.9% (gross) convertible redeemable cumulative preference shares of £1 each.

3.B	Convertible Preference Shares: rights and restrictions

The 6.9% (gross) convertible redeemable cumulative preference shares of £1 each (the “Convertible Preference Shares”) shall have the following rights and be subject to the following restrictions:

(1)	INCOME

(a)	Fixed Cumulative Preferential Dividend

Out of the profits of the Company available for distribution the holders of the Convertible Preference Shares shall be entitled to receive in priority to any payment of dividends to the holders of any other class of shares of the Company a fixed cumulative preferential dividend at the rate which, when added to any imputed tax credit which would be available in respect of such dividend to a UK resident individual holder of Convertible Preference Shares (the “Tax Credit”), shall equal

6.9 per cent. per annum. Each such dividend shall be calculated on the nominal amount (exclusive of any premium) for the time being paid up or credited as paid up on the Convertible Preference Shares. Each such dividend shall accrue on a daily basis and shall, subject as provided in paragraph (1)(b), be paid half-yearly in arrears on 15th May and 15th November in each year, or in the event of any such date being a Saturday, Sunday or a day which is a public holiday in England, on the next day which is not of such description (a “dividend payment date”), in respect of the 6 months period to and including the immediately preceding 31st March and 30th September respectively, save that the first such payment shall be payable on 15th November, 1993 on any Convertible Preference Shares issued on or prior to 30th September, 1993 in respect of the period from the date of issue of such Convertible Preference Shares to 30th September, 1993 (both dates inclusive). Payments of dividend shall be made to holders on the register at any date selected by the board being not more than 28 days prior to the relevant half-yearly dividend payment date. The Convertible Preference Shares (unless and until converted into ordinary shares) shall not confer any further right to participate in the profits of the Company.

(b)	Condition for Payment

Prior to each dividend payment date the board shall cause to and shall consider a statement as at a date not earlier than 50 days and not later than 7 days before such dividend payment date, of the respective amounts standing to the credit of the reserves (including profit and loss account) available for distribution of the Company and of each of its subsidiary undertakings as at the effective date of such statement (the net aggregate of such reserves being herein called the “Consolidated Reserves”).

The fixed cumulative preferential dividend shall be payable on a dividend payment date only up to the amount of the Consolidated Reserves calculated in respect of such dividend payment. Where the amount of the Consolidated Reserves is less than the aggregate of:

(i)	the fixed cumulative preferential dividend which would, but for the operation of this paragraph (1)(b), be payable on such dividend payment date;

(ii)	the total amount of accumulated arrears (if any) of fixed cumulative preferential dividend payable on such dividend payment date by operation of this paragraph (1)(b); and

(iii)	any advance corporation tax payable in respect of (i) and (ii) in respect of which and to the extent that a reduction would be required to be made in the Consolidated Reserves available for payment of (i) and (ii), then such part of the fixed cumulative preferential dividend (or arrears thereof) as is not paid shall be accumulated until paid in accordance with this paragraph (1)(b), paragraph (3)(i) or paragraph (8)(i). The total amount of accumulated arrears in respect of any Convertible Preference Share payable on a dividend payment date shall be calculated as at each dividend payment date as such amount as, if paid on the dividend payment date, would produce (taking into account all previous payments of fixed cumulative preferential dividend in respect of such share) a fixed cumulative preferential dividend inclusive of the Tax Credit equal to 6.9 per cent. per annum calculated to and including the Reference Date (as defined below) on the nominal amount (exclusive of any premium) paid up or credited as paid up on such Convertible Preference Share from time to time.

For the purposes of this paragraph (1)(b), “Reference Date” shall, save where a different meaning is required by paragraph (3)(i) or (8)(i), mean, in respect of a dividend payment date of 15th November, the immediately preceding 31st March, and, in respect of a dividend payment date of 15th May, the immediately preceding 30th September.

Where in accordance with this article amounts fall to be applied in or towards payment of a fixed cumulative preferential dividend or any arrears of such dividend then, subject only to the provisions of the Companies Act, such dividends shall become payable on the dividend payment date in question (notwithstanding any other provision of these articles and in particular notwithstanding that there has been no recommendation or resolution of the board or resolution of the Company in general meeting) and if not paid on the due date shall be a debt due by the Company to the holders entitled thereto.

(2)	VOTING

Each holder of Convertible Preference Shares shall be entitled to receive notice of every general meeting of the Company, but not to attend or vote at any such general meeting unless:

(a)	a resolution is to be proposed at such meeting for (i) the winding-up of the Company, or (ii) any abrogation, variation or modification of any of the rights and privileges attached to the Convertible Preference Shares; or

(b)	at the date of the notice convening the meeting, any payment of dividend or redemption monies in respect of any Convertible Preference Share is in arrears having become due and payable by the Company, and in any such event such holder shall be entitled to attend and vote at any such general meeting (but, in the case of (a) above, only on the resolution giving the right to attend and vote at such meeting) and on a show of hands each such holder who (being an individual) is present in person or (being a corporation) is present by a representative shall have one vote and on a poll each such shareholder who is present in person or by proxy or representative shall have one vote for every ordinary share to which he would be entitled upon conversion of the Convertible Preference Shares held by him at the Conversion Rate in force at the date of such meeting, subject always to the provisions of these articles as to joint holders.

(3)	CONVERSION

(a)	Holder’s Right of Conversion

Subject as hereinafter provided, each holder of Convertible Preference Shares shall be entitled at any time prior to the commencement of a winding up and in the manner set out in this paragraph (3) to convert all (but not some only) of his Convertible Preference Shares into fully paid ordinary shares on the basis of one ordinary share of £1 for every £6.00 in nominal amount of Convertible Preference Shares so converted and so in proportion for any greater or lesser nominal amount of Convertible Preference Shares (such rate as adjusted from time to time as provided in paragraphs (3)(m)-(r) and paragraph (4)(c) being herein called the “Conversion Rate”).

(b)	Exercise

The right to convert shall be exercisable on any date specified by the holder (the “Conversion Date”) by completing the notice of conversion endorsed on the certificate relating to the Convertible Preference Shares to be converted or a notice in such other form as may from time to time be prescribed by the board in lieu thereof (in each case a “Conversion Notice”) and delivering the same to the Company or the registrars for the time being of the Company not later than 10 days prior to the Conversion Date or, where paragraph (4)(b) or (6)(c) or (7)(a)(iv) applies, during the period therein specified (any such period being hereinafter called a “Conversion Period”) together with such other evidence (if any) as the board may reasonably require to prove the title and claim of the person exercising such right. A Conversion Notice once given may not be withdrawn without the consent in writing of the Company.

(c)	Manner of Conversion

Conversion of such Convertible Preference Shares as fall to be converted on any Conversion Date (the “Relevant Shares”) shall be effected in accordance with paragraph (3)(d) unless the board shall determine that the method prescribed by paragraph (3)(d) is inappropriate in any particular circumstances, in which case conversion shall be effected in such manner as the board shall determine including, without limitation, in accordance with any other of the following provisions of this article.

(d)	Consolidation, Sub-division and Variation of Rights

Where conversion is to be effected by means of consolidation, sub-division and variation of rights, all the Relevant Shares held at any Conversion Date by any holder or joint holder and in respect of which a Conversion Notice shall have been duly delivered shall be consolidated into one share which shall forthwith upon such consolidation be sub-divided into shares as follows:

(i)	for every complete £6.00 of the nominal amount of the consolidated share one (or such other number of shares as may be appropriate as a result of any adjustment pursuant to the provisions of paragraphs (3)(m)-(r) or paragraph (4)(c)) ordinary share of £1 (or such other nominal amount as may be appropriate as a result of any consolidation or sub-division of ordinary shares), any residual fractional entitlement to an ordinary share being disregarded; and

(ii)	the balance of the nominal amount of the consolidated share (including fractions) shall be divided into special deferred shares of 1p each having the rights set out in paragraph (3)(e),

the Company in general meeting having resolved upon every such consolidation, sub-division and variation of rights by the resolution adopting this Article.

(e)	Special deferred shares

(i)	In the case of a conversion effected by means of consolidation, sub-division and variation of rights as provided in paragraph (3)(d), the special deferred shares arising as a result thereof shall, on a return of assets in a winding-up (but not otherwise), entitle the holders thereof only to the repayment of the amounts paid up or credited as paid up on such shares only after payment in respect of each special rights share and ordinary share of the capital paid up on them and the further payment of £100,000 for each ordinary share and shall not confer any other right to participate in the assets of the Company. The special deferred shares shall not entitle such holders to any further participation in the capital of the Company or to the payment of any dividend or receipt of any distribution nor to receive notice of or attend or vote at any general meeting of the Company.

(ii)	Conversion of any Convertible Preference Shares into special deferred shares shall be deemed to confer irrevocable authority on the Company at any time thereafter to appoint any person to execute on behalf of the holders of such special deferred shares a transfer thereof and/or an agreement to transfer the same, without making any payment to the holders thereof, to such person as the Company may determine and to cancel the same (in accordance with the provisions of the Statutes) without making any payment to or obtaining the sanction of the holders thereof and, pending such transfer and/or cancellation to retain the certificates of such shares. The Company may at its option at any time or times after the creation of any special deferred shares redeem all or any of the special deferred shares then in issue, at an aggregate price not exceeding 1p for all the special deferred shares redeemed which are comprised in any single registered holding, upon giving the registered holder or holders of such share or shares not less than 28 days’ previous notice in writing of its intention so to do, fixing a time and place for such redemption. If and whenever the Company shall determine to redeem pursuant to this paragraph (3)(e) less than the total of the special deferred shares then outstanding, those to be redeemed shall be selected by the drawing of lots. At the time and place so fixed each such registered holder shall be bound to surrender to the Company the certificate for his special deferred share or shares which are to be redeemed in order that such shares may be cancelled. If any holder of special deferred shares shall fail to surrender to the Company any such certificate(s) at the time so fixed, the special deferred shares which are to be so redeemed shall nevertheless be redeemed in the following manner and thereupon such certificate(s) shall be treated as cancelled. In the event that any such holder shall so fail, the amount due to the holder of those special deferred shares in respect of such redemption shall be paid by the Company into a separate account and held by the Company on trust for him, and the redemption of those special deferred shares and cancellation of such certificate(s) shall thereupon take effect. Where twelve years have elapsed since the redemption or the Company is wound up, and such amount has not been claimed, the amount (together with any interest or other benefit that has accrued from it) shall be paid into Court.

(f)	Redemption out of Profits

The board may, subject as is herein provided, elect to redeem, for a sum (not exceeding par) equal to the nominal capital paid up or credited as paid up thereon, the Relevant Shares (or any of them) on or within 21 days after any Conversion Date out of profits of the Company which would otherwise be available for distribution. The Convertible Preference Shares confer upon the holders thereof the right (and the obligation), in the event that the Convertible Preference Shares held by them respectively become Relevant Shares and that the board elects to redeem the same out of such profits as aforesaid, to subscribe for the appropriate number of ordinary shares at the applicable Conversion Rate at such aggregate premium, if any, as shall represent the amount by which the redemption moneys in respect of the Relevant Shares exceed the total nominal amount of the ordinary shares to which such holders are so entitled. In any such case, the Conversion Notice given by a holder of Relevant Shares shall be deemed irrevocably to authorise and instruct the board to apply the redemption moneys in respect of the Relevant Shares payable to him in subscribing for such ordinary shares at such premium, if any, as aforesaid.

(g)	Redemption out of Proceeds of Fresh Issue

The board may, subject as is herein provided, elect to redeem, for a sum (not exceeding par) equal to the nominal capital paid up or credited as paid up thereon, the Relevant Shares (or any of them) on or within 21 days after any Conversion Date out of the proceeds of a fresh issue of ordinary shares. The Convertible Preference Shares confer upon the holders thereof the right (and the obligation), in the event that the Convertible Preference Shares held by them respectively become Relevant Shares and that the board elects to redeem the same out of the proceeds of a fresh issue as aforesaid, to subscribe, and each holder shall be deemed irrevocably to authorise (which authority shall include the power to borrow money) and instruct the secretary (or any other person appointed for the purpose by the board) to subscribe, as agent on the holder’s behalf, for the appropriate number of ordinary shares into which his Relevant Shares are required to be converted at the applicable Conversion Rate at such aggregate premium, if any, as shall represent the amount by which the redemption monies exceed the total nominal amount of the ordinary shares to which the holder is so entitled. In any such case, the Conversion Notice given by a holder of Relevant Shares shall be deemed irrevocably to authorise and instruct the board to apply the redemption moneys payable to him in payment of his said agent.

(h)	Fractions

Fractions of ordinary shares arising on conversion in accordance with paragraph (3)(f) or paragraph (3)(g) shall not be allotted to the holders of the Relevant Shares otherwise entitled thereto but (if in the opinion of the board any such arrangement can be made) such fractions shall be aggregated and sold on behalf of such holders at the best price reasonably obtainable and the net proceeds of sale shall be distributed as soon as reasonably practicable following such date pro rata among the converting holders unless, in respect of any individual holding of Relevant Shares, the amount to be distributed to the relevant holder would be less than £2.00 in which case such amount shall not be so distributed but shall be retained for the benefit of the Company. For the purpose of implementing the provisions of this paragraph (3)(h) the board may appoint some person to execute transfers or renunciations on behalf of persons otherwise entitled to any such fractions and generally may make all arrangements which appear to the board necessary or appropriate for the settlement and disposal of fractional entitlements.

(i)	Dividends

The fixed cumulative preferential dividend on any Convertible Preference Shares converted (however converted) shall cease to accrue with effect from the relevant Conversion Date. All arrears, deficiencies and accruals of the fixed cumulative preferential dividend on any Convertible Preference Shares converted (“Dividend

Accruals”) shall be calculated as provided in paragraph (1)(b) as if the Conversion Date were a dividend payment date and as if the Reference Date for the purposes of that paragraph were the Conversion Date and shall subject as hereafter provided become due and payable to the holders on the Conversion Date (notwithstanding any other provision of these Articles and in particular notwithstanding that there has been no recommendation or resolution of the board or resolution of the Company in general meeting) and if not paid on the Conversion Date shall be a debt due by the Company to the holders entitled thereto, Provided that if, on or after any Convertible Preference Shares are elected for conversion and prior to the Conversion Date therefor the board shall cause to be prepared and shall consider such a statement as is referred to in paragraph (1)(b) and if

(1)	the amount of the Consolidated Reserves is less than the aggregate of:

(i)	the Dividend Accruals which would, but for the operation of paragraph (3)(i)(2) below, become payable on the relevant Conversion Date; and

(ii)	any advance corporation tax in respect of such Dividend Accruals in respect of which and to the extent that a reduction would be required to be made in the Consolidated Reserves available for payment of such Dividend Accruals (“Relevant ACT”); and

(2)	prior to the relevant Conversion Date the board resolves after consideration of such statement that the Dividend Accruals shall become due and payable in accordance with the foregoing provisions of this paragraph (3)(i) only up to the amount of the Consolidated Reserves calculated in respect of the relevant Conversion Date after deducting any Relevant ACT, but that in addition there shall be made to the holders of such Convertible Preference Shares pro rata to their holdings of such shares an issue of ordinary shares credited as fully paid up at a price per share equal to the amount of convertible preference share capital convertible into one ordinary share at the then current Conversion Rate, such issue to have an aggregate value (in pence) calculated as follows:

A x	(1-B)
(1-C)

where:

A	equals the balance (in pence) of the Dividend Accruals which have not become payable;

B	equals the imputed tax credit (if any) which would be available to a UK resident individual holder of Convertible Preference Shares to whom the new ordinary shares are issued pursuant to this paragraph as a result of such issue (expressed as a fraction of the aggregate value of such new ordinary shares and such tax credit); and

C	equals the imputed tax credit (if any) which would be available to a UK resident individual holder of Convertible Preference Shares on payment to that shareholder on the

Conversion Date of a dividend equal to A (expressed as a fraction of the sum of such dividend and such tax credit);

then such resolution shall take effect accordingly.

The Company shall promptly notify the holders of Convertible Preference Shares concerned of any such resolution and allot and issue the ordinary shares to be so issued accordingly.

The ordinary shares arising on conversion or otherwise issued pursuant to this paragraph (3)(i) shall rank pari passu in all respects with the ordinary shares then in issue and shall rank for all distributions declared, paid or made on ordinary shares on or after the relevant Conversion Date save that they shall not entitle the holder to any dividend or other distribution declared, paid or made on the ordinary shares if the record date for such dividend or distribution shall be prior to the relevant Conversion Date and the dividend or distribution and the record date have been announced to the London Stock Exchange (if at the relevant time the ordinary shares are listed on the London Stock Exchange) or (if not) have been published in “The Financial Times” (or otherwise notified to the holders of Convertible Preference Shares) prior to the relevant Conversion Date.

(j)	Allotments

Allotments of ordinary shares and special deferred shares arising from conversion (however converted) shall he effected as of, and not later than 21 days after, the relevant Conversion Date.

(k)	Certificates and Payments

Within 30 days after the Conversion Date, the Company shall forward to each holder of converted shares, at his own risk, free of charge, a definitive certificate for the appropriate number of fully paid ordinary shares together, where relevant, with a cheque in respect of any cash entitlement arising from the sale of fractions. In the meantime transfers shall be certified against the register.

(l)	Listings

If at the time of conversion of any Convertible Preference Shares any ordinary shares have been admitted to any listing or trading facility on any exchange, the Company shall use its best endeavours to procure that the ordinary shares arising on conversion are admitted to such listing or trading facility as soon as practicable following conversion.

(m)	Adjustments to Conversion Rate

The Conversion Rate shall from time to time be adjusted in accordance with the provisions of paragraphs (3)(m)-(r) and paragraph (4)(c) but subject always to the provisions of paragraph (7)(a)(ii) and (iii).

(n)	Capitalisation Issues

If and whenever the Company shall make any issue of ordinary shares by way of capitalisation of profits or reserves (including, but without prejudice to the generality of the foregoing, any share premium account and capital redemption reserve) to the holders of ordinary shares, the number of ordinary shares to be issued on any subsequent conversion of Convertible Preference Shares shall be increased pro rata and such increase shall become effective as at the record date for such issue Provided that no adjustment shall be made in the event of a capitalisation issue of ordinary shares paid up in full out of profits or reserves and (i) issued in lieu of cash dividends in accordance with the requirements for the time being of the London Stock Exchange (or, if such requirements do not apply to the Company, in accordance with such requirements and their intent so far as is practicable) or (ii) made in accordance with paragraph (3)(i).

(o)	Consolidations and Sub-divisions

If and whenever there shall be an alteration to the nominal value of the ordinary shares as a result of a consolidation or sub-division, the number of ordinary shares to be issued on any subsequent conversion of the Convertible Preference Shares shall be reduced or increased accordingly and such reduction or increase shall become effective immediately after the alteration takes effect.

(p)	Capital Distributions

If and whenever the Company shall make any Capital Distribution to holders of the ordinary shares, then the number of ordinary shares to be issued for every £6.00 nominal amount of Convertible Preference Shares subsequently converted (and so in proportion for any other nominal amount of Convertible Preference Shares) shall be adjusted by multiplying such number of ordinary shares by the following fraction:

A
A - B

where:

A	is the Current Market Price per Share at the date on which the Capital Distribution is publicly announced; and

B	is the fair market value on the day of such announcement, as determined in good faith by an independent reputable financial adviser (acting as an expert and not as an arbitrator) selected by the board, of the portion of the Capital Distribution attributable to one ordinary share.

Such adjustment shall become effective as at the record date for the Capital Distribution. The provisions of this paragraph (3)(p) shall not apply to any offer which falls within paragraph (3)(q).

The Company shall not make any Capital Distribution which would require an adjustment to be made pursuant to this paragraph (3)(p) if the value of B in the above formula would equal or exceed the value of A.

(q)	Rights Issues etc

If and whenever the Company shall offer to holders of the ordinary shares as a class and/or other persons entitled thereto new ordinary shares, or shall grant to such holders and/or such other persons any options or warrants to subscribe for new ordinary shares, in either case by way of rights at a price which is less than the Current Market Price per Share at the date of the announcement of the terms of the offer, then the Conversion Rate shall be adjusted with effect from the record date of the offer so that the aggregate nominal amount of the ordinary shares to be issued for every £6.00 nominal amount of Convertible Preference Shares subsequently converted (and so in proportion for any other nominal amount of Convertible Preference Shares) shall be increased by an amount (expressed in pence) equal to:

X x Z
Y + Z

where:

X	is the nominal amount (expressed in pence) of the new ordinary shares (including fractions thereof) which, or options or warrants in respect of which, would have been offered to a holder of £6.00 nominal amount of Convertible Preference Shares had his conversion rights been exercisable and exercised in full immediately before the record date for such offer at the Conversion Rate then applicable;

Y	is the price (expressed in pence) at which each such new ordinary share, option or warrant is being offered to the holders of the ordinary shares under the terms of the offer; and

Z	is:

(1)	(in a case where such new ordinary shares, options or warrants are listed on the London Stock Exchange) the average of the means of the quotations (expressed in pence) published in the Daily Official List of the London Stock Exchange of one such new ordinary share, option or warrant, nil paid, in respect of the first five business days on which such new ordinary shares, options or warrants are dealt in on the London Stock Exchange, nil paid, and

(2)	(in any other case or in the event that Z cannot for any other reason be calculated in accordance with (1)) such amount (in pence) as shall be specified for the purpose of the formula by an independent reputable financial adviser selected by the board.

Such adjustment shall become effective as at the record date for the offer.

(r)	Auditors’ Determinations

Upon he happening of any of the events mentioned in paragraphs (3)(n)-(q), the auditors for the time being of the Company shall, unless a like offer or invitation or Capital Distribution (as the case may be) is made pursuant to paragraph (7)(a)(ii) or (iii), report whether and, if so, to what extent an adjustment to the Conversion Rate falls to be made in accordance with the provisions of paragraphs (3)(n)-(q). Where more than one event which gives rise or may give rise to an adjustment to the Conversion Rate occurs within such a short period of time that in the opinion of the auditors a modification of the adjustment provisions is required in order to give the intended result, such a modification shall be made in the operation of the adjustment provisions as may be reported by the auditors acting as experts) to be in their opinion appropriate to give such intended result. In any such case, the Company shall, in the next following notice to be given to the holders of the Convertible Preference Shares pursuant to paragraph (9), set forth brief particulars of the event or events giving rise to such adjustment, the Conversion Rate in effect prior to such adjustment, the adjusted Conversion Rate, the effective date thereof or the modification of the adjustment provisions, as the case may be and shall send with such notice a copy of the said report of the auditors and, where any determination of a financial adviser shall have been made pursuant to paragraph (3)(p) or (q), a copy of such determination. In the absence of manifest error, the adjustment to the Conversion Rate and/or modification of the adjustment provisions as specified in such notice shall be conclusive and binding upon all concerned.

(4)	CONVERSION OR REDEMPTION UPON A CHANGE OF CONTROL EVENT OR RELEVANT DISPOSAL

(a)	Change of Control Event and Relevant Disposal

The provisions of this paragraph (4) apply where there has occurred a Change of Control Event or a Relevant Disposal. For these purposes:

“Change of Control Event” means circumstances in which at any time any person, or persons acting in concert (as defined in The City Code on Takeovers and Mergers (the “Code”)), and/or any person or persons acting on behalf of any such person or persons:

(i)	acquires or acquire control of more than one-half of the voting rights exercisable at general meetings of the Company on all, or substantially all, matters; or

(ii)	makes or make, or in terms of the Code becomes or become obliged to make (or in circumstances where the Code is not otherwise applicable to an offer for the Company, would become obliged to make if the Code were so applicable) a mandatory offer in accordance with Rule 9 of the Code.

In this paragraph (4)(a) reference to the Code shall be construed as reference also to any rules, whether or not having the force of law, which shall come into effect in succession to the Code.

“Relevant Disposal” means any sale, lease, transfer or other disposal of all or substantially all of the assets of the Company or any of its Material Subsidiaries (whether by one transaction or by a series of transactions) other than to a subsidiary of the Company, or any act whereby a Material Subsidiary ceases to be a subsidiary of the Company (other than pursuant to a liquidation effected for the purpose of a group reorganisation) and for this purpose “Material Subsidiary” means:

(i)	any subsidiary of the Company whose net assets (by book value) at the date of the last audited consolidated balance sheet of the Company and its subsidiary undertakings exceeded 15 per cent. of the consolidated net assets of the Company and its subsidiary undertakings by reference to such balance sheet; and

(ii)	any subsidiary of the Company whose contribution to the consolidated profit or loss of the Company and its subsidiary undertakings for the last period for which an audited consolidated profit and loss account of the Company and its subsidiary undertakings has been prepared exceeded 15 per cent. of such amount.

(b)	Notification and Company’s Right to Require Election

If there shall occur a Change of Control Event or a Relevant Disposal, the Company shall give notice in writing thereof to all holders of Convertible Preference Shares within 14 days of it becoming aware of such occurrence. Where notice is given of a Change of Control Event (but not in any other case) the Company may, on giving such notice or by separate notice in writing to the holders of Convertible Preference Shares within 14 days thereafter, require each holder of Convertible Preference Shares to elect in relation to all (but not some only) of the Convertible Preference Shares held by him that, at his option:

(i)	such shares be converted into ordinary shares in accordance with paragraph (4)(c); or

(ii)	such shares be redeemed in accordance with paragraph (4)(d).

Any such election shall be notified in writing by the holder to the Company within 30 days following the date on which notice requiring such election is given by the Company (the “Election Period”). An election once notified shall not be altered or withdrawn except with the consent of the Company. In the event that no election is given within the Election Period in respect of any Convertible Preference Shares the board shall within 7 days from the end of the Election Period deem such shares to be elected for conversion or redemption as it thinks fit (but so that all Convertible Preference Shares in respect of which no election has been made shall be treated in the same manner) and notify the holder(s) thereof accordingly.

(c)	Conversion following Change of Control Event or Relevant Disposal

Any conversion of Convertible Preference Shares into ordinary shares effected after the occurrence of a Change of Control Event or a Relevant Disposal (whether a voluntary conversion on the part of the holder of Convertible Preference Shares or one elected or deemed to be elected pursuant to the provisions of paragraph (4)(b)) shall be effected at a Conversion Rate such that the nominal amount of Convertible Preference Share capital to be converted into one ordinary share in accordance with paragraph (3)(d)(i) shall be the lesser of:

(i)	the amount otherwise applicable (that is, £6.00 subject to any adjustment made in accordance with paragraph (3)); and

(ii)	the Offer Price (in the case of conversion following a Change of Control Event) or the Current Market Price per Share (in the case of conversion following a Relevant Disposal).

For these purposes:

“Offer Price” means the price per ordinary share payable pursuant to any offer required as a result of, or giving rise to, the Change in Control Event.

Save as provided in this paragraph (4)(c), any such conversion shall be effected in accordance with the provisions of paragraph (3).

(d)	Redemption following Change of Control Event or Relevant Disposal

Following the occurrence of a Change of Control Event or a Relevant Disposal, any holder of Convertible Preference Shares shall have the right in accordance with this paragraph (4)(d) (subject to any contrary election made or deemed to have been made in accordance with paragraph (4)(b)) to redeem all (but not some only) of the Convertible Preference Shares held by him at par. The right to redeem shall be exercisable on any date specified by the holder not being later than 40 days after notice under paragraph (4)(b) is given by the Company to such holder (the “Redemption Date”) by notice in writing (“Redemption Notice”) delivered to the Company or its registrars for the time being not later than 10 days prior to the Redemption Date, together with such other evidence (if any) as the board may reasonably require to prove the title and claim of the person exercising such right. A Redemption Notice once given cannot be withdrawn without the consent of the Company.

The provisions of paragraphs (5)(c) to (f) (inclusive) shall apply in respect of any redemption pursuant to this paragraph (4) except that the Redemption Date shall be the Redemption Date determined in accordance with this paragraph (4)(d).

(5)	FIXED REDEMPTION

(a)	Redemption Date

Subject to the provisions of the Statutes, any Convertible Preference Shares not previously converted or elected to be converted shall be redeemed by the Company on 31st March, 2003, or so soon thereafter as the Company shall be able to comply with the provisions of the Statutes in respect of such redemption (the “Redemption Date”).

(b)	Notice

The Company shall give the holders of Convertible Preference Shares to be redeemed not less than 28 days’ prior notice in writing of the Redemption Date when such redemption is to be effected. Any such notice shall specify the place at which the certificates for such Convertible Preference Shares are to be presented for redemption.

(c)	Payment

Subject to paragraph (5)(d) there shall be paid on the Redemption Date in respect of each Convertible Preference Share redeemed a sum equal to (i) the nominal capital paid up or credited as paid up thereon and (ii) all arrears, deficiencies or accruals (if any) of the fixed cumulative preferential dividend thereon to be calculated down to and including the Redemption Date and to be payable irrespective of whether or not such dividend has been declared or earned or become due and payable.

(d)	Certificates

Each holder of Convertible Preference Shares to be redeemed, other than a holder of shares to be redeemed by way of conversion, shall prior to the Redemption Date therefor deliver to the Company or its registrars for the time being the certificate(s) for his Convertible Preference Shares in order that such certificate(s) may be cancelled (or an indemnity in respect of any missing certificate(s)).

(e)	Authorised Share Capital

No Convertible Preference Share redeemed by the Company may be reissued in such form. The authorised share capital becoming available for issue in consequence of the redemption of any of the Convertible Preference Shares (whether pursuant to this paragraph (5) or pursuant to paragraph (3)(f) or (g) or paragraph (4)(d) or paragraph (6)(e)) shall be consolidated, sub-divided and redesignated as may be necessary (the Company having resolved upon such consolidation, sub-division and redesignation by the resolution adopting this article) into ordinary shares of the same nominal value as and forming one class with the ordinary shares of £1 each in the Company (or as the same may be varied, consolidated, reduced or sub-divided from time to time) and the board shall have the power to issue ordinary shares of such nominal amount in anticipation of such redemption to the extent permitted by the Statutes.

(f)	Receipts

The receipt of the registered holder for the time being of any Convertible Preference Shares or in the case of joint registered holders the receipt of any of them for the moneys payable on redemption thereof shall constitute an absolute discharge to the Company in respect thereof.

(6)	RESTRICTIONS ON THE COMPANY

(a)	Restricted Matters

Subject as provided in paragraph (6)(b) the following shall each be deemed to be a variation of the rights attached to the Convertible Preference Shares and, notwithstanding any other provisions of the Company’s articles of association, shall be prohibited except with the consent or sanction of the holders of the Convertible Preference Shares given in accordance with the provisions of Article 14:

(i)	the alteration of Article 14 (regarding variation of rights);

(ii)

the creation or issue of any shares ranking as regards participation in the profits or assets of the Company in priority to or pari passu with the Convertible Preference Shares or the grant by the Company of any rights to subscribe for, or to convert shares or other securities into, share capital ranking in priority to or pari passu with the Convertible Preference Shares as regards participation in the profits or assets of the Company. Provided that this paragraph (6)(a)(ii) shall not apply to the creation and issue (by way of a single issue to one allottee) of Convertible Preference Shares (“Further Convertible Preference Shares”) identical in all respects (save as to the date from which the Further Convertible Preference Shares shall rank for dividend or other distributions) to the Convertible Preference Shares created by the resolution which adopted this article where the Further Convertible

Preference Shares in issue immediately following such issue have an aggregate nominal amount less than three times the aggregate nominal amount of Convertible Preference Share capital issued to American Cyanamid Company prior to such issue;

(iii)	the purchase by the Company of any of its own shares;

(iv)	the redemption of any shares (other than the Convertible Preference Shares and any Further Convertible Preference Shares) unless such redemption is effected for the purpose of a conversion of the shares concerned and does not reduce the distributable profits of the Company; and

(v)	the passing of any resolution for the reduction of the share capital of the Company or any uncalled liability thereon, or of the amount (if any) for the time being standing to the credit of its share premium account or capital redemption reserve in any manner for which the confirmation of the Court would in any such case be required pursuant to the Statutes, except in any such case a reduction not involving any payment to shareholders and not involving any reduction of the liability on shares which are not paid up.

(b)	Relaxation of Restrictions

Notwithstanding paragraph (6)(a), none of the matters referred to in sub-paragraphs (iii), (iv) and (v) of paragraph (6)(a) (any such matter being referred to in this paragraph (6) as a “Capital Reorganisation”) shall constitute a variation of the rights attached to the Convertible Preference Shares or require such consent or sanction of the holders of the Convertible Preference Shares as is referred to in paragraph (6)(a) if:

(i)	the Company has given 45 days’ prior notice in writing of such proposed Capital Reorganisation specifying the material terms thereof to all holders of Convertible Preference Shares in accordance with paragraph (6)(c); and

(ii)	the Capital Reorganisation is to be effected not later than six months from the date of such notice; and

(iii)	the Company has complied with its other obligations pursuant to this paragraph (6) in respect of such Capital Reorganisation and notice.

(c)	Notice

The notice referred to in paragraph (6)(b)(i) shall require each holder of Convertible Preference Shares to elect in relation to all (but not some only) of the Convertible Preference Shares held by him that (at his option):

(i)	such shares be converted into ordinary shares in accordance with paragraph (6)(d); or

(ii)	such shares be redeemed in accordance with paragraph (6)(e); or

(iii)	such shares be neither converted nor redeemed in consequence of the Capital Reorganisation of which notice has been given (without prejudice to all other rights of conversion and redemption in respect of such shares).

The notice shall require that any such election be notified in writing by the holder to the Company within 21 days following the date on which notice requiring such election is given by the Company (the “Election Period”). An election once notified shall not be altered or withdrawn except with the consent of the Company. In the event that no election is given within the Election Period in respect of a holding of Convertible Preference Shares the holder shall be deemed to have elected in accordance with (iii) above that such shares be neither converted nor redeemed in consequence of the Capital Reorganisation concerned.

(d)	Conversion in the case of a Capital Reorganisation

Any conversion of Convertible Preference Shares pursuant to an election under paragraph (6)(c)(i) shall be effected as soon as practicable following the expiry of the Election Period and in any event before the implementation of the Capital Reorganisation at the Conversion Rate applicable on the date of conversion. The provisions of paragraphs (3)(c) to (l) (inclusive) shall have effect in relation to any such conversion.

(e)	Redemption in the case of a Capital Reorganisation

Any redemption of Convertible Preference Shares effected pursuant to an election under paragraph (6)(c)(ii) shall be effected upon delivery to the Company or its registrars of the certificate(s) for the Convertible Preference Shares to be redeemed so that they may be cancelled. The provisions of paragraphs (5)(c) to (f) (inclusive) shall have effect in relation to any such redemption except that the Redemption Date shall be the date 10 days after the expiry of the Election Period.

(7)	OTHER PROVISIONS

(a)	So long as any Convertible Preference Shares remain in issue, then, save with such consent or sanction on the part of the holders of the Convertible Preference Shares as is required for a variation of the rights attached to such shares under Article 14 or unless otherwise provided in this paragraph (7):

(i)	No equity share capital (other than the Convertible Preference Shares) shall be in issue which is not in all respects uniform with a class of share of the Company in issue on the date of the coming into effect of this article, save:

(1)	for equity share capital which is so uniform save as to the date from which such capital shall rank for dividend or other distributions; or

(2)	for equity share capital which has attached thereto rights as to dividend or other distributions, capital and voting which in no respect are more favourable than those attached to the ordinary shares in issue at the date of the coming into effect of this article; or

(3)	for equity share capital which does not fall within paragraph (6)(a)(ii) but which carries the right to subscribe for and/or to convert into equity share capital falling within items (1) or (2) above and, but for such right(s), would not be equity share capital; or

(4)	for equity share capital issued pursuant to an issue in which the holders of Convertible Preference Shares shall have been entitled to participate pursuant to paragraph (7)(a)(ii) or (iii).

(ii)	The Company shall not issue or pay up any securities by way of capitalisation of profits or reserves, other than:

(1)	by the issue of ordinary shares, credited as fully paid, to holders of ordinary shares or to any person entitled by exercise of a conversion, exchange or similar right to obtain ordinary shares; or

(2)	by the issue of ordinary shares paid up in full out of profits or reserves and issued (i) in lieu of a cash dividend in accordance with the requirements for the time being of the London Stock Exchange (or, if such requirements do not apply to the Company, in accordance with such requirements and their intent so far as is practicable) or (ii) in accordance with paragraph (3)(i); or

(3)	by the issue of fully paid equity share capital (not being ordinary shares or Convertible Preference Shares) to the holders of equity share capital of the same class or any person entitled by exercise of a conversion, exchange or similar right to obtain ordinary shares, unless either the Conversion Rate falls to be adjusted pursuant to paragraph (3) and is so adjusted, or the board is duly authorised to, and shall, make a like issue at the same time to each holder of Convertible Preference Shares as if his conversion rights had been exercisable and exercised in full on the record date for such issue on the basis of the Conversion Rate then applicable.

(iii)	If any offer or invitation by way of rights or otherwise or any Capital Distribution shall be made to the holders of the ordinary shares, then:

(1)	if the Conversion Rate falls to be adjusted pursuant to paragraph (3) in consequence of the proposed offer, invitation or Capital Distribution, the board shall determine either that such adjustment shall be made or that the Company shall make or, so far as it is able, procure that there is made at the same time a like offer; and

(2)	if the Conversion Rate does not fall to be so adjusted, the Company shall make or, so far as it is able, procure that there is made at the same time a like offer. Where a like offer is made in circumstances in which an adjustment would otherwise fall to have been made to the Conversion Rate under paragraph (3) no such adjustment shall be made.

In this paragraph (7)(a)(iii) “a like offer” means a like offer, invitation or Capital Distribution to each holder of Convertible Preference Shares (as the case may be) as if his conversion rights had been exercisable and exercised in full on the record date for such offer, invitation or Capital Distribution (as the case may be) on the basis of the Conversion Rate then applicable.

(iv)	If the Company is placed in liquidation the Company shall forthwith give notice thereof in writing to all holders of Convertible Preference Shares and each holder of Convertible Preference Shares shall in respect of all or any of his Convertible Preference Shares be entitled within 42 days after the date of the resolution for winding-up the Company or (as the case may be) after the date of the order of the Court for such winding-up (each of which dates is in this sub-paragraph called a “Relevant Date”) by notice in writing to the Company to elect to be treated in respect of any of his Convertible Preference Shares as if his conversion rights had been exercisable and had been exercised prior to the Relevant Date and as if the Conversion Date for such conversion had been the date immediately preceding the Relevant Date and in that event he shall be entitled to be paid in satisfaction of the amount due in respect of such of his Convertible Preference Shares as are to be treated as if converted a sum equal to the amount to which he would have become entitled in such liquidation if he had been the holder of the ordinary shares to which he would have become entitled by virtue of such conversion, fractions being disregarded for this purpose (and in respect of his entitlement to receive such sum he shall rank pari passu with the holders of ordinary shares). Such entitlement shall be without prejudice to any right he may have to receive any arrears, deficiency or accruals of fixed cumulative preferential dividend. At the expiration of the said period of 42 days, any outstanding Convertible Preference Shares shall cease to be capable of conversion or of being treated as if converted.

(v)	No resolution shall be passed consolidating or sub-dividing all or any of the ordinary shares (other than in accordance with paragraph (3)(d)), unless the Conversion Rate falls to be adjusted pursuant to paragraph (3) and is so adjusted, or whereby the rights attached to the ordinary shares shall be modified, varied or abrogated (but for this purpose a resolution:

(1)	for the disapplication of section 89(1) of the Companies Act 1985 or any provision replacing the same; or

(2)	effecting or authorising any act or thing permitted by this article or on the happening of which this article provides for an adjustment to the Conversion Rate or the making of a like issue or offer; or

(3)	creating or authorising the issue of any share capital the issue of which is not restricted by this article; or

(4)	converting or authorising the issue of any ordinary shares into or in uncertificated form (TAURUS) shall be deemed not to modify, vary or abrogate such rights).

(vi)	The Company shall not make any issue, offer or distribution or take any other action if the effect thereof would be that, on the conversion of any Convertible Preference Share, the Company would be required to issue any share at a discount to its nominal amount.

(vii)

The Company shall not take any action which would result in an adjustment of the Conversion Rate if, after giving effect thereto, the number of ordinary shares to be allotted or issued on conversion would be increased to such an extent that some or all of such shares could not be allotted or issued at that time without contravening section 80(1) or section 89(1) of the Companies Act 1985 or could not, under any other applicable law then in effect, be legally issued as fully paid unless and to the extent that such conversion can lawfully be effected in a manner which does not involve an allotment or issue of ordinary shares.

(viii)	The Company shall not effect or permit any Relevant Disposal (as defined in paragraph (4)(a)) or any Capital Reorganisation (as defined in paragraph (6)(b)) unless, immediately following such Relevant Disposal or Capital Reorganisation (as the case may be) the Company would, in the opinion of the board, be able to satisfy any election for redemption of Convertible Preference Shares made pursuant to paragraph (4) or (6).

(b)	The Company shall keep available for issue, free from pre-emptive rights, sufficient authorised but unissued share capital capable of issue and allotment without contravention of sections 80(1) and 89(1) of the Companies Act 1985 (or any analogous applicable law then in effect) to satisfy in full all rights for the time being outstanding of conversion attaching to the Convertible Preference Shares.

(8)	CAPITAL

On a distribution of assets on a winding-up or other return of capital (otherwise than on redemption or purchase by the Company of any of its shares) the surplus assets of the Company remaining after payment of its liabilities (including any outstanding arrears of fixed cumulative preferential dividend on the Convertible Preference Shares which became due and payable on or prior to the Relevant Date) shall be applied as follows:

(i)	first, in paying to the holders of the Convertible Preference Shares at the Relevant Date in priority to any payment to the holders of any other class of shares of the Company, a sum equal to the amount paid up or credited as paid up on the Convertible Preference Shares and, secondly, a sum equal to (and in satisfaction of) any accumulated arrears of fixed cumulative preferential dividend with respect to such shares calculated in accordance with paragraph (1)(b) as if (i) the date of payment were a dividend payment date and (ii) the Reference Date for the purposes of that paragraph were the 31st March or 30th September immediately preceding the Relevant Date (whichever shall be the later) and, thirdly, a sum equal to the fixed cumulative preferential dividend payable with respect to such shares, such dividend being calculated from and excluding the 31st March or 30th September immediately preceding the Relevant Date (whichever shall be the later) to and including the date of payment (whether or not such dividend has been declared or earned);

(ii)	subject thereto and subject to paragraph (3)(e), any surplus assets available for distribution after the payments in paragraph (8)(i) shall be distributed to and among the respective holders of the ordinary shares and (in accordance with paragraph (7)(a)(iv)) the holders of the elected Convertible Preference Shares pari passu with each other.

The provisions of this paragraph (8) are without prejudice to any other provisions of these Articles as to the conversion, redemption and purchase of shares.

For the purpose of this paragraph, “Relevant Date” means the date of commencement of the winding-up of the Company or (as the case may be) the date on which a return of capital (otherwise than on redemption or purchase by the Company of any of its shares) is made.

(9)	DOCUMENTS

While any of the Convertible Preference Shares remains outstanding, the Company shall send to the holders of the Convertible Preference Shares a copy of every document sent to the holders of ordinary shares at the same time as it is sent to such holders. As soon as practicable following any determination or calculation of any adjustment to the Conversion Rate, the Company shall notify the holders of Convertible Preference Shares in writing of such determination or calculation and the matter giving rise thereto with such explanation thereof as is requisite.

4.	Rights attached to shares

Subject to the Statutes and to the rights conferred on the holders of any other shares, any share may be issued with or have attached to it such rights and restrictions as the Company may by ordinary resolution decide or, if no such resolution is in effect or so far as the resolution does not make specific provision, as the board may decide.

5.	Unissued shares

Subject to the Statutes, these articles and any resolution of the Company, the board may offer, allot (with or without conferring a right of renunciation), grant options over or otherwise deal with or dispose of any unissued shares (whether forming part of the original or any increased capital) to such persons, at such times and generally on such terms as the board may decide.

6.	Authority to allot relevant securities

The Company may from time to time pass an ordinary resolution referring to this article and authorising, in accordance with section 80 of the Act, the board to exercise all the powers of the Company to allot relevant securities and:

(a)	on the passing of the resolution the board shall be generally and unconditionally authorised to allot relevant securities (as defined for the purposes of that section) up to the nominal amount specified in the resolution; and

(b)	unless previously revoked the authority shall expire on the day specified in the resolution (not being more than five years after the date on which the resolution is passed),

but any authority given under this article shall allow the Company, before the authority expires, to make an offer or agreement which would or might require relevant securities to be allotted after it expires.

7.	Dis-application of pre-emption rights

(1)	Subject to the board being generally authorised to allot relevant securities in accordance with section 80 of the Act, the Company may from time to time resolve, by a special resolution referring to this article, that the board be given power to allot equity securities for cash and, on the passing of the resolution, the board shall have power to allot (pursuant to that authority) equity securities for cash as if section 89(1) of the Act did not apply to the allotment but that power shall be limited:

(a)	to the allotment of equity securities in connection with a rights issue; and

(b)	to the allotment (other than in connection with a rights issue) of equity securities having a nominal amount not exceeding in aggregate the sum specified in the special resolution,

and unless previously revoked, that power shall (if so provided in the special resolution) expire on the date specified in the special resolution of the Company. The Company may before the power expires make an offer or agreement which would or might require equity securities to be allotted after it expires.

(2)	For the purposes of this article:

(a)	“equity security” and “relevant shares” have the meanings given to them in section 94 of the Act; and

(b)	“rights issue” means an offer or issue to or in favour of holders of ordinary shares and/or the holders of Convertible Preference Shares on the register on a date fixed by the board where the equity securities respectively attributable to the interests of all those holders are proportionate (as nearly as practicable) to the respective number of ordinary shares held by them on that date (or which would be held by them if the conversion rights attaching to the Convertible Preference Shares had been exercised in full on the record date for such an offer on the basis of the conversion rate then applicable) but the board may make such exclusions or other arrangements as the board considers expedient in relation to fractional entitlements or legal or practical problems under the laws in any territory or the requirements of any relevant regulatory body or stock exchange.

8.	Power to pay commission and brokerage

The Company may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by the Statutes.

9.	Power to increase, consolidate, sub-divide and cancel shares

(1)	The Company may by ordinary resolution:

(a)	increase its share capital by the creation of new shares of such amount as the resolution prescribes;

(b)	consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

(c)	sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the memorandum of association or these articles, but so that the proportion between the amount paid up and the amount (if any) not paid up on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived; and

(d)	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

(2)	A resolution by which any share is sub-divided may determine that, as between the holders of the shares resulting from the sub-division, one or more of the shares may have such preferred or other special rights, or may have such qualified or deferred rights or be subject to such restrictions, as compared with the other or others, as the Company has power to attach to new shares.

(3)	If as a result of any consolidation and division or sub-division of shares any members would become entitled to fractions of a share, the board may deal with the fractions as it thinks fit. In particular, the board may:

(a)	(on behalf of those members) aggregate and sell the shares representing the fractions to any person (including, subject to the Statutes, the Company) and distribute the net proceeds of sale in due proportion among those members (except that any proceeds in respect of any holding less than a sum fixed by the board may be retained for the benefit of the Company); or

(b)	subject to the Statutes, first allot to a member credited as fully paid by way of capitalisation of any reserve account of the Company such number of shares as rounds up his holding to a number which, following consolidation and division or sub-division, leaves a whole number of shares.

(4)	For the purpose sale under paragraph 3(a) above, the board may authorise a person to transfer the shares to, or as directed by, the purchaser, who shall not be bound to see to the application of the purchase money and the title of the new holder to the shares shall not be affected by any irregularity in or invalidity of the proceedings relating to the sale.

10.	Power to issue redeemable shares

Subject to the Statutes, any share may be issued on terms that it is to be redeemed or is liable to be redeemed at the option of the Company or the holder.

11.	Power to purchase own shares

Subject to the Statutes, and to any rights conferred on the holders of any class of shares, the Company may purchase all or any of its shares of any class, including any redeemable shares.

12.	Power to reduce capital

Subject to the Statutes and to any rights conferred on the holders of any class of shares, the Company may by special resolution reduce its share capital, any capital redemption reserve and any share premium account in any way.

13.	Trusts not recognised

Except as required by law or these articles, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or required to recognise (even when having notice of it) any interest in or in respect of any share, except the holder’s absolute right to the entirety of the share.

VARIATION OF RIGHTS

14.	Variation of rights

(1)	Whenever the capital of the Company is divided into different classes of shares, all or any of the rights for the time being attached to any class of shares in issue may from time to time (whether or not the Company is being wound up) be varied with the consent in writing of the holders of three-fourths in nominal value of the issued shares of that class or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of those shares.

(2)	All the provisions of these articles relating to general meetings of the Company shall apply, mutatis mutandis, to every such separate general meeting, except that:

(a)	the necessary quorum at any such meeting (other than an adjourned meeting) shall be a person or persons holding or representing by proxy at least one-third in nominal amount of the issued shares of the class;

(b)	at an adjourned meeting the necessary quorum shall be one person holding shares of the class or his proxy;

(c)	every holder of shares of the class shall, on a poll, have one vote in respect of every share of the class held by him; and

(d)	a poll may be demanded by any one holder of shares of the class whether present in person or by proxy.

(3)	Unless otherwise expressly provided by the terms of their issue, the rights attached to any class of shares shall not be deemed to be varied or abrogated by the creation or issue of further shares ranking pari passu with them.

TRANSFERS OF SHARES

15.	Right to transfer shares

Subject to the restrictions in these articles, a member may transfer all or any of his shares in any manner which is permitted by the Statutes and is from time to time approved by the board.

16.	Transfers of uncertificated shares

(1)	The Company shall register the transfer of any shares held in uncertificated form in accordance with the Statutes.

(2)	The board may, in its absolute discretion and without giving any reason for its decision, refuse to register any transfer of an uncertificated share where permitted by the Statutes.

17.	Transfers of certificated shares

(1)	An instrument of transfer of a certificated share may be in any usual form or in any other form which the board may approve and shall be signed by or on behalf of the transferor and (except in the case of a fully paid share) by or on behalf of the transferee.

(2)	The board may, in its absolute discretion and without giving any reason for its decision, refuse to register any instrument of transfer of a certificated share:

(a)	which is not fully paid up but, in the case of a class of shares which has been admitted to official listing by the UKLA, not so as to prevent dealings in those shares from taking place on an open and proper basis; or

(b)	on which the Company has a lien.

(3)	The board may also refuse to register any instrument of transfer of a certificated share unless it is:

(a)	left at the office, or at such other place as the board may decide, for registration; and

(b)	accompanied by the certificate for the shares to be transferred and such other evidence (if any) as the board may reasonably require to prove the title of the intending transferor or his right to transfer the shares.

(4)	All instruments of transfer which are registered may be retained by the Company, but any instrument of transfer which the board refuses to register shall (except in any case where fraud or any other crime involving dishonesty is suspected in relation to such transfer) be returned to the person presenting it.

18.	Other provisions relating to transfers

(1)	No fee shall be charged for registration of a transfer or other document or instruction relating to or affecting the title to any share.

(2)	The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the register in respect of the share.

(3)	The board may refuse to register any transfer unless it is in respect of only one class of shares.

(4)	Nothing in these articles shall preclude the board from recognising a renunciation of the allotment of any share by the allottee in favour of some other person.

(5)	The registration of the transfer of any shares or of any class of shares may be suspended at such times and for such periods (not exceeding thirty days in any year) as the board may decide, except that the registration of the transfer of any shares or class of shares which are for the time being participating securities may only be suspended as permitted by the Statutes.

(6)	Unless otherwise agreed by the board in any particular case, the maximum number of persons who may be entered on the register as joint holders of a share is four.

19.	Notice of refusal

If the board refuses to register a transfer of a share it shall, within two months after the date on which the instrument of transfer was lodged or the Operator-instruction was received, give to the transferee notice of the refusal.

TRANSMISSION OF SHARES

20.	Transmission on death

If a member dies, the survivor, where the deceased was a joint holder, and his personal representatives where he was a sole or the only surviving holder, shall be the only person or persons recognised by the Company as having any title to his shares; but nothing in these articles shall release the estate of a deceased holder from any liability in respect of any share held by him solely or jointly.

21.	Election of person entitled by transmission

(1)	A person becoming entitled to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to a transmission by operation of law may, on producing such evidence as the board may require and subject as provided in this article, elect either to be registered himself as the holder of the share or to have some person nominated by him registered as the holder of the share.

(2)	If he elects to be registered himself, he shall give notice to the Company to that effect. If he elects to have another person registered, he shall execute a transfer of the share to that person or shall execute such other document or take such other action as the board may require to enable that person to be registered.

(3)	The provisions of these articles relating to the transfer of shares shall apply to the notice or instrument of transfer or other document or action as if it were a transfer effected by the person from whom the title by transmission is derived and the event giving rise to such transmission had not occurred.

22.	Rights of person entitled by transmission

(1)	A person becoming entitled to a share in consequence of a death or bankruptcy or of any other event giving rise to a transmission by operation of law shall have the right to receive and give a discharge for any dividends or other moneys payable in respect of the share and shall have the same rights in relation to the share as he would have if he were the holder except that, until he becomes the holder, he shall not be entitled to attend or vote at any general meeting of the Company.

(2)	The board may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and, if after ninety days the notice has not been complied with, the board may withhold payment of all dividends or other moneys payable in respect of the share until the requirements of the notice have been complied with.

UNCERTIFICATED SHARES - GENERAL POWERS

23.	Uncertificated shares - general powers

(1)	The board may permit any class of shares to be held in uncertificated form and to be transferred by means of a relevant system and may revoke any such permission.

(2)	In relation to any share which is for the time being held in uncertificated form:

(a)	the Company may utilise the relevant system in which it is held to the fullest extent available from time to time in the exercise of any of its powers or functions under the Statutes or these articles or otherwise in effecting any actions and the board may from time to time determine the manner in which such powers, functions and actions shall be so exercised or effected;

(b)	any provision in these articles which is inconsistent with:

(i)	the holding or transfer of that share in the manner prescribed or permitted by the Statutes;

(ii)	any other provision of the Statutes relating to shares held in uncertificated form; or

(iii)	the exercise of any powers or functions by the Company or the effecting by the Company of any actions by means of a relevant system,

shall not apply;

(c)	the Company may, by notice to the holder of that share, require the holder to change the form of such share to certificated form within such period as may be specified in the notice; and

(d)	the Company shall not issue a certificate.

(3)	The Company may, by notice to the holder of any share in certificated form, direct that the form of such share may not be changed to uncertified form for a period specified in such notice.

(4)	For the purpose of effecting any action by the Company, the board may determine that shares held by a person in uncertificated form shall be treated as a separate holding from shares held by that person in certificated form but shares of a class held by a person in uncertificated form shall not be treated as a separate class from share of that class held by that person in certificated form.

DISCLOSURE OF INTERESTS IN SHARES

24.	Disclosure of interests in shares

(1)	This article applies where the Company gives to the holder of a share or to any person appearing to be interested in a share a notice requiring any of the information mentioned in section 212 of the Act (a “section 212 notice”).

(2)	If a section 212 notice is given by the Company to a person appearing to be interested in any share, a copy shall at the same time be given to the holder, but the accidental omission to do so or the non-receipt of the copy by the holder shall not prejudice the operation of the following provisions of this article.

(3)	If the holder of, or any person appearing to be interested in, any share has been given a section 212 notice and, in respect of that share (a “default share”), has been in default for a period of 14 days after the section 212 notice has been given in supplying to the Company the information required by the section 212 notice, the restrictions referred to below shall apply. Those restrictions shall continue for the period specified by the board, being not more than seven days after the earlier of:

(a)	the Company being notified that the default shares have been sold pursuant to an exempt transfer; or

(b)	due compliance, to the satisfaction of the board, with the section 212 notice.

The board may waive these restrictions, in whole or in part, at any time.

(4)	The restrictions referred to above are as follows:

(a)	if the default shares in which any one person is interested or appears to the Company to be interested represent less than 0.25 per cent. of the issued shares of the class, the holders of the default shares shall not be entitled, in respect of those shares, to attend or to vote, either personally or by proxy, at any general meeting of the Company; or

(b)	if the default shares in which any one person is interested or appears to the Company to be interested represent at least 0.25 per cent. of the issued shares of the class, the holders of the default shares shall not be entitled, in respect of those shares:

(i)	to attend or to vote, either personally or by proxy, at any general meeting of the Company; or

(ii)	to receive any dividend or other distribution; or

(iii)	to transfer or agree to transfer any of those shares or any rights in them.

The restrictions in subparagraphs (a) and (b) above shall not prejudice the right of either the member holding the default shares or, if different, any person having a power of sale over those shares to sell or agree to sell those shares under a market transfer.

(5)	If any dividend or other distribution is withheld under paragraph (4)(b) above, the member shall be entitled to receive it as soon as practicable after the restriction ceases to apply.

(6)	If, while any of the restrictions referred to above apply to a share, another share is allotted in right of it (or in right of any share to which this paragraph applies), the same restrictions shall apply to that other share as if it were a default share. For this purpose, shares which the Company allots, or procures to be offered, pro rata (disregarding fractional entitlements and shares not offered to certain members by reason of legal or practical problems associated with issuing or offering shares outside the United Kingdom) to holders of shares of the same class as the default share shall be treated as shares allotted in right of existing shares from the date on which the allotment is unconditional or, in the case of shares so offered, the date of the acceptance of the offer.

(7)	For the purposes of this article:

(a)	an “exempt transfer” in relation to any share is a transfer pursuant to:

(i)	a sale of the share on a recognised investment exchange in the United Kingdom or on any stock exchange outside the United Kingdom on which shares of that class are listed or normally traded; or

(ii)	a sale of the whole beneficial interest in the share to a person whom the board is satisfied is unconnected with the existing holder or with any other person appearing to be interested in the share; or

(iii)	acceptance of a takeover offer (as defined for the purposes of Part XIIIA of the Act);

(b)	the percentage of the issued shares of a class represented by a particular holding shall be calculated by reference to the shares in issue at the time when the section 212 notice is given; and

(c)	a person shall be treated as appearing to be interested in any share if the Company has given to the member holding such share a section 212 notice and either (i) the member has named the person as being interested in the share or (ii) (after taking into account any response to any section 212 notice and any other relevant information) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the share.

(8)	The provisions of this article are without prejudice to the provisions of section 216 of the Act and, in particular, the Company may apply to the court under section 216(1) whether or not these provisions apply or have been applied.

GENERAL MEETINGS

25.	Annual general meetings

The board shall convene and the Company shall hold annual general meetings in accordance with the Statutes.

26.	Extraordinary general meetings

All general meetings other than annual general meetings shall be called extraordinary general meetings.

27.	Convening of extraordinary general meetings

(1)	The board may convene an extraordinary general meeting whenever it thinks fit.

(2)	An extraordinary general meeting may also be convened in accordance with article 67.

(3)	An extraordinary general meeting shall also be convened by the board on the requisition of members under the Statutes or, in default, may be convened by such requisitionists, as provided by the Statutes.

(4)	The board shall comply with the Statutes regarding the giving and the circulation, on the requisition of members, of notices of resolutions and of statements with respect to matters relating to any resolution to be proposed or business to be dealt with at any general meeting of the Company.

28.	Separate general meetings

Subject to these articles and to any rights for the time being attached to any class of shares in the Company, the provisions of these articles relating to general meetings of the Company (including, for the avoidance of doubt, provisions relating to the proceedings at general meetings or to the rights of any person to attend or vote or be represented at general meetings or to any restrictions on these rights) shall apply, mutatis mutandis, in relation to every separate general meeting of the holders of any class of shares in the Company.

NOTICE OF GENERAL MEETINGS

29.	Length and form of notice

(1)	An annual general meeting and an extraordinary general meeting called for the passing of a special resolution or a resolution of which special notice is required by the Statutes or a resolution appointing any person (other than a retiring director) as a director shall be called by not less than twenty-one clear days’ notice. All other extraordinary general meetings shall be called by not less than fourteen clear days’ notice.

(2)	The notice shall specify the place, day and time of the meeting, and the general nature of the business to be transacted.

(3)	Notice of every general meeting shall be given to all members other than any who, under these articles or the terms of issue of the shares they hold, are not entitled to receive such notices from the Company, and also to the auditors (or, if more than one, each of them) and to each director.

30.	Omission or non-receipt of notice

The accidental omission to give notice of a general meeting to, or the non-receipt of notice by, any person entitled to receive the notice shall not invalidate the proceedings of that meeting.

PROCEEDINGS AT GENERAL MEETINGS

31.	Quorum

(1)	No business shall be transacted at any general meeting unless the requisite quorum is present when the meeting proceeds to business.

(2)	Except as otherwise provided by these articles two members present in person or by proxy and entitled to vote on a poll shall be a quorum.

(3)	If within fifteen minutes from the time fixed for holding a general meeting a quorum is not present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week (or, if that day is a holiday, to the next working day) and at the same time and place as the original meeting, or, subject to article 36(4), to such other day, and at such other time and place, as the board may decide.

(4)	If at an adjourned meeting a quorum is not present within fifteen minutes from the time fixed for holding the meeting, the meeting shall be dissolved.

32.	Security

The board may make any security arrangements which it considers appropriate relating to the holding of a general meeting of the Company including, without limitation, arranging for any person attending a meeting to be searched and for items of personal property which may be taken into a meeting to be restricted. A director or the secretary may

(a)	refuse entry to a meeting to any person who refuses to comply with any such arrangements; and

(b)	eject from a meeting any person who causes the proceedings to become disorderly.

33.	Chairman

At each general meeting, the chairman of the board (if any) or, if he is absent or unwilling, the deputy chairman (if any) of the board or (if more than one deputy chairman is present and willing) the deputy chairman who has been longest in such office shall preside as chairman of the meeting. If neither the chairman nor deputy chairman is present and willing, one of the other directors selected for the purpose by the directors present or, if only one director is present and willing, that director, shall preside as chairman of the meeting. If no director is present within fifteen minutes after the time fixed for holding the meeting or if none of the directors present is willing to preside as chairman of the meeting, the members present and entitled to vote shall choose one of their number to preside as chairman of the meeting.

34.	Right to attend and speak

(1)	A director shall be entitled to attend and speak at any general meeting of the Company whether or not he is a member.

(2)	The chairman may invite any person to attend and speak at any general meeting of the Company if he considers that such person has the appropriate knowledge or experience of the Company’s business to assist in the deliberations of the meeting.

(3)	A proxy shall not (except with the permission of the chairman) be entitled to speak at any general meeting of the Company.

35.	Resolutions and amendments

(1)	Subject to the Statutes, a resolution may only be put to the vote at a general meeting if the chairman of the meeting in his absolute discretion decides that the resolution may properly be regarded as within the scope of the meeting.

(2)	In the case of a resolution to be proposed as a special or extraordinary resolution no amendment may be made, at or before the time at which the resolution is put to the vote, to the form of the resolution as set out in the notice of meeting, except to correct a patent error or as may otherwise be permitted by law.

(3)	In the case of a resolution to be proposed as an ordinary resolution no amendment may be made, at or before the time at which the resolution is put to the vote, unless:

(a)	in the case of an amendment to the form of the resolution as set out in the notice of meeting, notice of the intention to move the amendment is received at the office no later than 48 hours before the time fixed for the holding of the relevant meeting; or

(b)	in any case, the chairman of the meeting in his absolute discretion otherwise decides that the amendment or amended resolution may properly be put to the vote.

The giving of notice under subparagraph (a) above shall not prejudice the power of the chairman of the meeting to rule the amendment out of order.

(4)	With the consent of the chairman of the meeting, a person who proposes an amendment to a resolution may withdraw it before it is put to the vote.

(5)	If the chairman of the meeting rules a resolution or an amendment to a resolution admissible or out of order (as the case may be), the proceedings of the meeting or on the resolution in question shall not be invalidated by any error in his ruling. Any ruling by the chairman of the meeting in relation to a resolution or an amendment to a resolution shall be final and conclusive.

36.	Adjournment

(1)	With the consent of any general meeting at which a quorum is present the chairman of the meeting may (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place.

(2)	In addition, the chairman of the meeting may at any time without the consent of the meeting adjourn the meeting (whether or not it has commenced or a quorum is present) to another time and/or place if, in his opinion, it would facilitate the conduct of the business of the meeting to do so.

(3)	Nothing in this article shall limit any other power vested in the chairman of the meeting to adjourn the meeting.

(4)	Whenever a meeting is adjourned for thirty days or more or sine die, at least fourteen clear days’ notice of the adjourned meeting shall be given in the same manner as in the case of the original meeting but otherwise no person shall be entitled to any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting.

(5)	No business shall be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.

37.	Meeting at more than one place

(1)	A general meeting may be held at more than one place if:

(a)	the notice convening the meeting specifies that it shall be held at more than one place; or

(b)	the board resolves, after the notice convening the meeting has been given, that the meeting shall be held at more than one place; or

(c)	it appears to the chairman of the meeting that the place of the meeting specified in the notice convening the meeting is inadequate to accommodate all persons entitled and wishing to attend.

(2)	A general meeting held at more than one place is duly constituted and its proceedings are valid if (in addition to the other provisions of these articles relating to general meetings being satisfied) the chairman of the meeting is satisfied that facilities (whether by electronic means or otherwise) are available to enable each person present at each place to participate in the business of the meeting.

(3)	Each person present at each place in person or by proxy and entitled to vote on a poll shall be counted in the quorum for, and shall be entitled to vote at, the meeting. The meeting is deemed to take place at the place at which the chairman of the meeting is present.

38.	Method of voting and demand for poll

(1)	At a general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless (before, or immediately after the declaration of the result of, the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded by:

(a)	the chairman of the meeting; or

(b)	at least five members present in person or by proxy having the right to vote on the resolution; or

(c)	a member or members present in person or by proxy representing in aggregate not less than one-tenth of the total voting rights of all the members having the right to vote on the resolution; or

(d)	a member or members present in person or by proxy holding shares conferring the right to vote on the resolution on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right;

and a demand for a poll by a person as proxy for a member shall be as valid as if the demand were made by the member himself.

(2)	No poll may be demanded on the appointment of a chairman of the meeting.

(3)	A demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman of the meeting and the demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

(4)	Unless a poll is demanded (and the demand is not withdrawn), a declaration by the chairman of the meeting that a resolution has been carried, or carried unanimously, or has been carried by a particular majority, or lost, or not carried by a particular majority, shall be conclusive, and an entry to that effect in the minutes of the meeting shall be conclusive evidence of that fact, without proof of the number or proportion of the votes recorded in favour of or against the resolution.

(5)	The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

39.	How poll is to be taken

(1)	If a poll is demanded (and the demand is not withdrawn), it shall be taken at such time (either at the meeting at which the poll is demanded or within thirty days after the meeting), at such place and in such manner (including by electronic means) as the chairman of the meeting shall direct and he may appoint scrutineers (who need not be members).

(2)	A poll demanded on a question of adjournment shall be taken at the meeting without adjournment.

(3)	It shall not be necessary (unless the chairman of the meeting otherwise directs) for notice to be given of a poll whether taken at or after the meeting at which it was demanded.

(4)	On a poll votes may be given either personally or by proxy and a member entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

(5)	The result of the poll shall be deemed to be a resolution of the meeting at which the poll was demanded.

40.	Chairman’s casting vote

In the case of an equality of votes, either on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place, or at which the poll is demanded, as the case may be, shall be entitled to a further or casting vote in addition to any other vote or votes to which he may be entitled.

VOTES OF MEMBERS

41.	Voting rights

(1)	Subject to these articles and to any special rights or restrictions as to voting for the time being attached to any class of shares in the Company:

(a)	on a show of hands, every member who (being an individual) is present in person or (being a corporation) is present by a duly authorised representative, not being himself a member, shall have one vote; and

(b)	on a poll, every member who is present in person or by proxy shall have one vote for every share of which he is the holder.

(2)	For the purposes of determining which persons are entitled to attend or vote at any general meeting, and how many votes such persons may cast, the Company may specify in the notice of the meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the register in order to have the right to attend or vote at the meeting. Changes to entries on the register after the time so specified shall be disregarded in determining the rights of any person to attend or vote at the meeting, notwithstanding any provisions in the Statutes or these articles to the contrary.

42.	Representation of corporations

Any corporation which is a member of the Company may, by resolution of its board or other governing body, authorise any person to act as its representative at any general meeting of the Company and the representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member present at the meeting in person, including (without limitation) power to vote on a show of hands or on a poll and to demand or concur in demanding a poll. The board or any director or the secretary may (but shall not be bound to) require evidence of the authority of any such representative.

43.	Voting rights of joint holders

If more than one of the joint holders of a share tenders a vote on the same resolution, whether in person or by proxy, the vote of the senior who tenders a vote shall be accepted to the exclusion of the vote(s) of the other joint holder(s); and for this purpose seniority shall be determined by the order in which the names stand in the register in respect of the relevant share.

44.	Voting rights of members incapable of managing their affairs

A member in respect of whom an order has been made by any court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his receiver, curator bonis or other person in the nature of a receiver or curator bonis appointed by that court, and the receiver, curator bonis or other person may, on a poll, vote by proxy. Evidence to the satisfaction of the board of the authority of the person claiming the right to vote must be received at the office (or at such other address as may be specified for the receipt of proxy appointments) not later than the last time by which a proxy appointment must be received in order to be valid for use at the meeting or adjourned meeting or on the holding of the poll at or on which that person proposes to vote and, in default, the right to vote shall not be exercisable.

45.	Voting rights suspended where sums overdue

Unless the board otherwise decides, a member shall not be entitled to vote, either in person or by proxy, at any general meeting of the Company in respect of any share held by him unless all calls and other sums presently payable by him in respect of that share have been paid.

46.	Objections to admissibility of votes

No objection shall be raised as to the admissibility of any vote except at the meeting or adjourned meeting or poll at which the vote objected to is or may be given or tendered, and every vote not disallowed at such meeting or poll shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.

PROXIES

47.	Proxies

(1)	A proxy need not be a member of the Company and a member may appoint more than one proxy to attend on the same occasion.

(2)	The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or on the poll concerned.

(3)	The appointment of a proxy shall only be valid for the meeting mentioned in it and any adjournment of that meeting (including on any poll demanded at the meeting or any adjourned meeting).

48.	Appointment of proxy

The appointment of a proxy may be in such form as is usual or common or in such other form as the board may from time to time approve and shall be signed by the appointor, or his duly authorised agent, or, if the appointor is a corporation, shall either be executed under its common seal or be signed by an agent or officer authorised for that purpose. The signature need not be witnessed.

49.	Receipt of proxy

(1)	A proxy appointment:

(a)	must be received at such address as may be specified in the notice convening the meeting or in any other information issued by the Company in relation to the meeting (or if no such address is specified, at the office) at least 48 hours before the time fixed for holding the meeting at which the appointee proposes to vote; or

(b)	in the case of a poll taken more than 48 hours after it is demanded or in the case of an adjourned meeting to be held more than 48 hours after the time fixed for holding the original meeting, must be received at such address as may be specified in the notice convening the meeting or in any other information issued by the Company in relation to the poll or meeting (or if no such address is specified, at the office) at least 24 hours before the time fixed for the taking of the poll or, as the case may be, the time fixed for holding the adjourned meeting; or

(c)	in the case of a poll which is not taken at the meeting at which it is demanded but is taken 48 hours or less after it is demanded, or in the case of an adjourned meeting to be held 48 hours or less after the time fixed for holding the original meeting, must either be received by the chairman of the meeting or the secretary or any director at the meeting at which the poll is demanded or, as the case may be, at the original meeting, or be received at such address and by such time as the chairman of the meeting may direct at the meeting at which the poll is demanded.

(2)	In the case of a proxy appointment signed by an agent of a member who is not a corporation, the authority under which the appointment is signed or a copy of it certified in such manner as shall be specified in the notice of the relevant meeting or in any other information issued by the Company in relation to the relevant meeting, or such other information as shall be so specified must also be received by the Company in the manner set out in paragraph (1) above.

(3)	In the case of a proxy appointment signed by an officer or other agent of a corporation, the board may also require the receipt, in the manner set out in paragraph (1) above, the authority under which the appointment is signed or a copy of it certified in such manner as shall be specified in the notice of the relevant meeting or in any other information issued by the Company in relation to the relevant meeting, or in such other authorities or information as shall be so specified.

(4)	The board may, but shall not be bound to, require such further evidence as it thinks fit of the authenticity or integrity of any signature on a proxy appointment and, if the signatory is an agent or, where the appointor is a corporation, an officer, of his authority.

(5)	The board may decide, either generally or in any particular case, to treat a proxy appointment as valid notwithstanding that the appointment or any of the information required under paragraphs (2), (3) or (4) above has not been received in accordance with the requirements of this article.

(6)	Subject to paragraph (5) above, if the proxy appointment and any of the information required under paragraphs (2), (3) or (4) above are not received in the manner required above, the appointee shall not be entitled to vote in respect of the shares in question.

(7)	If two or more valid but differing proxy appointments are received in respect of the same share for use at the same meeting or on the same poll, the one which is last received (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the others as regards that share and if the Company is unable to determine which was last received, none of them shall be treated as valid in respect of that share.

50.	Notice of revocation of authority

A vote given or poll demanded by proxy or by a representative of a corporation shall be valid notwithstanding the previous termination of the authority of the person voting or demanding a poll or (until entered in the register) the transfer of the share in respect of which the appointment of the relevant person was made unless notice of the termination was received at the office (or at such other address at which the proxy appointment was duly received) at least six hours before the time fixed for holding the relevant meeting or adjourned meeting or, in the case of a poll not taken on the same day as the meeting or adjourned meeting, before the time fixed for taking the poll.

DIRECTORS

51.	Number of directors

The directors (other than alternate directors) shall not, unless otherwise determined by an ordinary resolution of the Company, be less than 2 nor more than 18 in number.

52.	Directors need not be members

A director need not be a member of the Company.

53.	Age of directors

No person shall be disqualified from being appointed a director, and no director shall be required to vacate that office, by reason only of the fact that he has attained the age of seventy years or any other age nor shall it be necessary by reason of his age to give special notice of any resolution.

APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS

54.	Appointment of directors by the Company

(1)	Subject to these articles, the Company may by ordinary resolution appoint any person who is willing to act to be a director, either to fill a vacancy or as an additional director, but so that the total number of directors shall not exceed any maximum number fixed by or in accordance with these articles.

(2)	No person (other than a director retiring in accordance with these articles) shall be appointed or re-appointed a director at any general meeting unless:

(a)	he is recommended by the board; or

(b)	not less than seven nor more than forty-two days before the date appointed for the meeting there has been given to the Company, by a member (other than the person to be proposed) entitled to vote at the meeting, notice of his intention to propose a resolution for the appointment of that person, stating the particulars which would, if he were so appointed, be required to be included in the Company’s register of directors and a notice executed by that person of his willingness to be appointed.

55.	Separate resolutions for appointment of each director

Every resolution of a general meeting for the appointment of a director shall relate to one named person and a single resolution for the appointment of two or more persons shall be void, unless a resolution that it shall be so proposed has been first agreed to by the meeting without any vote being cast against it.

56.	The board’s power to appoint directors

The board may appoint any person who is willing to act to be a director, either to fill a vacancy or by way of addition to their number, but so that the total number of directors shall not exceed any maximum number fixed by or in accordance with these articles.

57.	Retirement of directors

(1)	At each annual general meeting any director then in office who:

(a)	has been appointed by the board since the previous annual general meeting; or

(b)	at the date of the notice convening the annual general meeting had held office for more than 30 months since he was appointed or last re-appointed by the Company in general meeting,

shall retire from office but shall be eligible for re-appointment.

(2)	A retiring director shall (unless he is removed from office or his office is vacated in accordance with these articles) retain office until the close of the meeting at which he retires or (if earlier) when a resolution is passed at that meeting not to fill the vacancy or to appoint another person in his place or the resolution to re-appoint him is put to the meeting and lost.

(3)	If the Company, at any meeting at which a director retires in accordance with these articles, does not fill the office vacated by such director, the retiring director, if willing to act, shall be deemed to be re-appointed, unless at the meeting a resolution is passed not to fill the vacancy or to appoint another person in his place or unless the resolution to re-appoint him is put to the meeting and lost.

58.	Removal of directors

(1)	The Company may by extraordinary resolution, or by ordinary resolution of which special notice has been given in accordance with the Statutes, remove any director before his period of office has expired notwithstanding anything in these articles or in any agreement between him and the Company.

(2)	A director may also be removed from office by giving him notice to that effect signed by or on behalf of all the other directors (or their alternates), being not less than three in number.

(3)	Any removal of a director under this article shall be without prejudice to any claim which such director may have for damages for breach of any agreement between him and the Company.

59.	Vacation of office of director

Without prejudice to the provisions of these articles for retirement or removal the office of a director shall be vacated if:

(a)	he is prohibited by law from being a director; or

(b)	he becomes bankrupt or he makes any arrangement or composition with his creditors generally; or

(c)	he is, or may be, suffering from mental disorder and in relation to that disorder either he is admitted to hospital for treatment or an order is made by a court (whether in the United Kingdom or elsewhere) for his detention or for the appointment of some person to exercise powers with respect to his property or affairs and, in either case, the board resolves that his office be vacated; or

(d)	if for more than twelve consecutive months he is absent (whether or not an alternate director attends in his place), without special leave of absence from the board, from board meetings held during that period and the board resolves that his office be vacated; or

(e)	he gives to the Company notice of his wish to resign, in which event he shall vacate that office on the receipt of that notice by the Company or at such later time as is specified in the notice.

60.	Executive directors

(1)	The board may appoint one or more directors to hold any executive office under the Company (including that of chairman, chief executive or managing director) for such period (subject to the Statutes) and on such terms as it may decide and may revoke or terminate any appointment so made without prejudice to any claim for damages for breach of any contract of service between the director and the Company.

(2)	The remuneration of a director appointed to any executive office shall be fixed by the board and may be by way of salary, commission, participation in profits or otherwise and either in addition to or inclusive of his remuneration as a director.

(3)	A director appointed as executive chairman, chief executive or managing director shall automatically cease to hold that office if he ceases to be a director but without prejudice to any claim for damages for breach of any contract of service between him and the Company. A director appointed to any other executive office shall not automatically cease to hold that office if he ceases to be a director unless the contract or any resolution under which he holds office expressly states that he shall, in which case that cessation shall be without prejudice to any claim for damages for breach of any contract of service between him and the Company.

ALTERNATE DIRECTORS

61.	Power to appoint alternate directors

(1)	Each director may appoint another director or any other person who is willing to act as his alternate and may remove him from that office. The appointment as an alternate director of any person who is not himself a director shall be subject to the approval of a majority of the directors or a resolution of the board.

(2)

An alternate director shall be entitled to receive notice of all board meetings and of all meetings of committees of which the director appointing him is a member, to attend and vote at any such meeting at which the director appointing him is not personally present and at the meeting to exercise and discharge all the functions, powers and duties of his appointor as a director and for the purposes of the proceedings at the meeting these articles shall apply as if he were a director.

(3)	Every person acting as an alternate director shall (except as regards power to appoint an alternate and remuneration) be subject in all respects to these articles relating to directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of the director appointing him. An alternate director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent as if he were a director but shall not be entitled to receive from the Company any fee in his capacity as an alternate director.

(4)	Every person acting as an alternate director shall have one vote for each director for whom he acts as alternate, in addition to his own vote if he is also a director, but he shall count as only one for the purpose of determining whether a quorum is present.

(5)	Any person appointed as an alternate director shall vacate his office as alternate director if the director by whom he has been appointed vacates his office as director (otherwise than by retirement at a general meeting of the Company at which he is re-appointed) or removes him by notice to the Company or on the happening of any event which, if he is or were a director, causes or would cause him to vacate that office.

(6)	Every appointment or removal of an alternate director shall be made by notice and shall be effective (subject to paragraph (1) above) on receipt by the secretary of the notice.

REMUNERATION, EXPENSES AND PENSIONS

62.	Remuneration of directors

The directors (other than any director who for the time being holds an executive office or employment with the Company or a subsidiary of the Company) shall be paid out of the funds of the Company by way of remuneration for their services as directors such fees not exceeding in aggregate £600,000 per annum (or such larger sum as the Company may, by ordinary resolution, determine) as the directors may decide to be divided among them in such proportion and manner as they may agree or, failing agreement, equally. Any fee payable under this article shall be distinct from any remuneration or other amounts payable to a director under other provisions of these articles and shall accrue from day to day.

63.	Special remuneration

(1)	The board may grant special remuneration to any director who performs any special or extra services to or at the request of the Company.

(2)	Such special remuneration may be paid by way of lump sum, salary, commission, participation in profits or otherwise as the board may decide in addition to any remuneration payable under or pursuant to any other of these articles.

64.	Expenses

A director shall be paid out of the funds of the Company all travelling, hotel and other expenses properly incurred by him in and about the discharge of his duties, including his expenses of travelling to and from board meetings, committee meetings, general meetings and separate general meetings of the holders of any class shares in the Company. A director may also be paid out of the funds of the Company all expenses incurred by him in obtaining professional advice in connection with the affairs of the Company or the discharge of his duties as a director.

65.	Pensions and other benefits

The board may exercise all the powers of the Company to pay, provide or procure the grant of pensions or other retirement or superannuation benefits and death, disability or other benefits, allowances or gratuities to any person who is or has been at any time a director of the Company or in the employment or service of the Company or of any company which is or was a subsidiary of or associated with the Company or of the predecessors in business of the Company or any such subsidiary or associated company or the relatives or dependants of any such person. For that purpose the board may procure the establishment and maintenance of, or participate in, or contribute to, any non-contributory or contributory pension or superannuation fund, scheme or arrangement and pay any insurance premiums.

POWERS OF THE BOARD

66.	General powers of the board to manage the Company’s business

(1)	The business of the Company shall be managed by the board which may exercise all the powers of the Company, subject to the Statutes, the memorandum, these articles and any special resolution of the Company. No special resolution or alteration of the memorandum or these articles shall invalidate any prior act of the board which would have been valid if the resolution had not been passed or the alteration had not been made.

(2)	The powers given by this article shall not be limited by any special authority or power given to the board by any other article or any resolution of the Company.

67.	Power to act notwithstanding vacancy

The continuing directors or the sole continuing director at any time may act notwithstanding any vacancy in their number; but, if the number of directors is less than the minimum number fixed by or in accordance with these articles, they or he may act for the purpose of filling up vacancies or calling a general meeting of the Company, but not for any other purpose. If no director is able or willing to act, then any two members may summon a general meeting for the purpose of appointing directors.

68.	Provisions for employees

The board may exercise any of the powers conferred by the Statutes to make provision for the benefit of any persons employed or formerly employed by the Company or any of its subsidiaries in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or any of its subsidiaries.

69.	Power to borrow money

(1)	The board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of its undertaking, property and assets (both present and future) and uncalled capital and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

(2)	The board shall restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiary undertakings (if any) so as to secure (but as regards subsidiary undertakings only so far as by such exercise it can secure) that the aggregate principal amount outstanding at any time in respect of all borrowings by the Group (exclusive of any borrowings which are owed by one Group company to another Group company) after deducting the amount of cash deposited will not, without the previous authority of the Company in general meeting, exceed an amount equal to one and a half times adjusted capital and reserves.

(3)	In this article:

(a)	“adjusted capital and reserves” means the aggregate of:

(i)	the amount paid up on the allotted share capital of the Company; and

(ii)	the amounts standing to the credit of the reserves of the Group (including share premium account, capital redemption reserve and reserves arising on any acquisition), after adding or deducting any balance standing to the credit or debit of the Group’s profit and loss account, all as shown in the relevant balance sheet but after:

(i)	making such adjustments as may be appropriate in respect of:

(A)	any variation in the amount of the paid up share capital, the share premium account or capital redemption reserve since the date of the relevant balance sheet and so that for this purpose if any proposed allotment of shares by the Company for cash has been underwritten or agreed to be subscribed then these shares shall be deemed to have been allotted and the amount (including any premium) of the subscription moneys payable (not being moneys payable later than six months after the date of allotment) shall be deemed to have been paid up on the date when the issue of the shares was underwritten or agreed to be subscribed (or if the underwriting or subscription agreement was conditional, the date on which it became unconditional);

(B)	any undertaking which was not a subsidiary undertaking at the date of the relevant balance sheet but which would be a subsidiary undertaking if group accounts were prepared as at the relevant time (and as if such time were the end of the Company’s financial year) or any undertaking which was a subsidiary undertaking but which would no longer be so if group accounts were to be so prepared at the relevant time; and

(C)	any variation in the interest of the Company in another Group company since the date of the relevant balance sheet;

(ii)	excluding (so far as not already excluded) minority and other outside interests in any subsidiary undertaking;

(iii)	deducting:

(A)	the book values of intangible assets except goodwill shown in the relevant balance sheet (as adjusted pursuant to the above provisions of this paragraph); and

(B)	the amount of any distribution declared, recommended or made by any Group company to a person other than another Group company out of profits accrued up to and including the date of (and to the extent not provided for in) the relevant balance sheet;

(iv)	adding a sum equal to the amount of goodwill arising on the acquisition of any undertaking or business after 30th September, 1993, but before 23rd December, 1998 and remaining part of the Group to the extent that it has been written off and not reinstated;

(v)	adding a sum equal to the amount of goodwill arising on the acquisition of any undertaking or business after 23rd December, 1998, and remaining part of the Group to the extent such goodwill has been amortised;

(vi)	making such other adjustments (if any) as the board may consider appropriate or necessary and as are approved by the auditors;

(b)	“borrowings” include the following except in so far as otherwise taken into account:

(i)	the principal amount of any debenture (whether secured or unsecured) of a Group company;

(ii)	the outstanding amount raised by acceptances under an acceptance credit or bills facility opened by a bank or acceptance house on behalf of or in favour of a Group company, excluding acceptances of trade bills relating to goods purchased in the ordinary course of trading;

(iii)	the nominal amount of any share capital and the principal amount of any debenture or borrowing, the beneficial interest in which is not owned by a Group company, to the extent that their payment or repayment is the subject of a guarantee or indemnity by a Group company;

(iv)	the principal amount of any redeemable share capital (not being equity share capital) of any subsidiary undertaking owned otherwise than by a Group company;

(v)	any fixed or minimum premium payable on final repayment of any borrowing or deemed borrowing; and

(vi)	any fixed amount in respect of a finance lease payable by any Group company which would be shown at the relevant time as an obligation in a balance sheet and prepared in accordance with the accounting principles used in the preparation of the relevant balance sheet and for this purpose “finance lease” means a contract between a lessor and a Group company as lessee or sub-lessee where substantially all the risks and rewards of the ownership of the asset leased or sub-leased are to be borne by the lessee or sub-lessee, but exclude the following:

(i)	borrowings incurred by a Group company for the purpose of repaying within six months of the borrowing all or part of any borrowings made by it or another Group company, pending their application for that purpose during that period;

(ii)	borrowing incurred by a Group company to finance a contract where a part of the price receivable under the contract by that or another Group company is guaranteed or insured by any government, governmental agency or body or by a person (not being a Group Company) carrying on the business of providing credit insurance up to an amount equal to that part of the price which is guaranteed or insured;

(iii)	a proportionate amount of the borrowings of a Group company which is not a wholly-owned subsidiary of the Company corresponding to the minority or outside interest in it;

(iv)	borrowings of an undertaking which was not a subsidiary undertaking at the date of the relevant balance sheet, to the extent that those borrowings do not exceed its borrowings outstanding on the date when it became a Group company but only until six months after the date on which the undertaking became a subsidiary undertaking; and

(v)	amounts payable under any hire-purchase agreement, credit sale agreement, operating lease or similar agreement which is not a finance lease for the purposes of paragraph (b)(vi) above;

(c)	“cash deposited” means an amount equal to the aggregate for the time being of all cash deposits with any bank or other person (not being a Group company), (whether on current account or otherwise), the realisable value of certificates of governments and companies or other readily realisable deposits owned by any Group company except that in the case of any such items owned by a Group company which is not a wholly-owned subsidiary of the Company, there shall be excluded a proportionate amount of those items corresponding to the minority or outside interests in it;

(d)	“Group” means the Company and its subsidiary undertakings from time to time;

(e)	“Group company” means any undertaking in the Group; and

(f)	“relevant balance sheet” means the audited consolidated balance sheet dealing with the state of affairs of the Company and its subsidiary undertakings comprised in the latest group accounts; and if the Company should prepare its audited consolidated balance sheet on the basis of one accounting convention and a supplementary balance sheet on the basis of another, the audited consolidated balance sheet shall be taken as the relevant balance sheet.

(4)	For the purposes of any calculation under this article:

(a)	a borrowing denominated or repayable or any cash deposited, in a currency other than sterling shall be translated into sterling:

(i)	at the London exchange rate for the date as at which the calculation is being made; or

(ii)	if it would result in a lower figure, at the London exchange rate on the date of the relevant balance sheet,

and for this purpose the “London exchange rate” for any date is the spot rate of exchange, quoted at or about 11.00 a.m. on the business day before that date by a bank in London selected by the board; and

(b)	where under the terms of any borrowing the amount of money that would be required to discharge its principal amount in full if it fell to be repaid (at the option of the borrower or by reason of default) on the date as at which the calculation is being made is less than the amount that would otherwise be taken into account in respect of that borrowing for the purpose of this article, the amount of the borrowing to be taken into account shall be the lesser amount.

(5)	The limit imposed under paragraph (2) above shall be deemed not to have been breached until the amount of borrowings has exceeded that limit for 30 consecutive days. This paragraph overrides all other provisions of this article.

(6)	A certificate or report by the Company’s auditors:

(a)	as to the amount of adjusted capital and reserves or the amount of borrowings; or

(b)	to the effect that the limit imposed under this article was not exceeded or breached at a particular date,

shall be conclusive evidence as to that amount or fact.

(7)	If the Company has joint auditors, references in this article to the Company’s auditors are to any of the joint auditors.

(8)	No lender or other person dealing with any Group company need enquire whether the limit imposed under paragraph (2) above has been or will be complied with.

(9)	A borrowing or security resulting in a breach of the limit shall not be void nor shall it be voidable at the instance of the Company or any other Group company.

DELEGATION OF BOARD’S POWERS

70.	Delegation to individual directors

The board may entrust to and confer upon any director any of its powers, authorities and discretions (with power to sub-delegate) on such terms and conditions as it thinks fit and may revoke or vary all or any of them, but no person dealing in good faith shall be affected by any revocation or variation.

71.	Committees

(1)

The board may delegate any of its powers, authorities and discretions (with power to sub-delegate) to any committee consisting of such person or persons (whether directors or not) as it thinks fit, provided that the majority of the members of the committee are directors and that no meeting of the committee shall be quorate for the purpose of exercising any of its powers, authorities or discretions unless a majority of those present are directors. The board may make any such delegation on such terms and conditions as it thinks fit and may revoke or vary any such delegation and discharge any committee wholly or in part, but no person dealing in good faith shall be affected by any revocation or variation. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations that may be imposed on it by the board.

(2)	The proceedings of a committee with two or more members shall be governed by any regulations imposed on it by the board and (subject to such regulations) by these articles regulating the proceedings of the board so far as they are capable of applying.

72.	Local boards

(1)	The board may establish any local or divisional board or agency for managing any of the affairs of the Company whether in the United Kingdom or elsewhere and may appoint any persons to be members of a local or divisional board, or to be managers or agents, and may fix their remuneration.

(2)	The board may delegate to any local or divisional board, manager or agent any of its powers, authorities and discretions (with power to sub-delegate) and may authorise the members of any local or divisional board or any of them to fill any vacancies and to act notwithstanding vacancies.

(3)	Any appointment or delegation under this article may be made on such terms and subject to such conditions as the board thinks fit and the board may remove any person so appointed, and may revoke or vary any delegation, but no person dealing in good faith shall be affected by the revocation or variation.

73.	Powers of attorney

The board may by power of attorney or otherwise appoint any person to be the agent of the Company on such terms (including terms as to remuneration) as it may decide and may delegate to any person so appointed any of its powers, authorities and discretions (with power to sub-delegate). The board may remove any person appointed under this article and may revoke or vary the delegation, but no person dealing in good faith shall be affected by the revocation or variation.

DIRECTORS’ INTERESTS

74.	Directors’ interests and voting

(1)	Subject to the Statutes, a director shall not be disqualified by his office from entering into any contract with the Company, either with regard to his tenure of any office or position in the management, administration or conduct of the business of the Company or as vendor, purchaser or otherwise. Subject to the interest of the director being duly declared, a contract entered into by or on behalf of the Company in which any director is in any way interested shall not be liable to be avoided, nor shall any director so interested be liable to account to the Company for any benefit resulting from the contract, by reason of the director holding that office or of the fiduciary relationship established by his holding that office.

(2)

A director may hold any other office or place of profit with the Company (except that of auditor) in conjunction with his office of director for such period (subject to the Statutes) and upon such terms as the board may decide and may be paid such extra remuneration for so doing (whether by way of salary, commission, participation in profits or otherwise) as the board may decide, either in addition to or in lieu of any remuneration under any other provision of these articles.

(3)	A director may be or become a member or director of, or hold any other office or place of profit under, or otherwise be interested in, any other company in which the Company may be interested and shall not be liable to account to the Company for any benefit received by him as a member or director of, or holder of any other office or place of profit under, or his other interest in, that company.

(4)	The board may cause the voting rights conferred by the shares in any other company held or owned by the Company or exercisable by them as directors of that other company to be exercised in such manner in all respects as it thinks fit (including the exercise of voting rights in favour of any resolution appointing the directors or any of them as directors or officers of the other company or voting or providing for the payment of any benefit to the directors or officers of the other company).

(5)	A director may act by himself or his firm in a professional capacity for the Company (except as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a director.

(6)	The board may purchase and maintain for or for the benefit of any person who holds or has at any time held a relevant office insurance against any liability incurred by him in respect of any act or omission in the actual or purported discharge of his duties or in the exercise or purported exercise of his powers or otherwise in relation to his holding of a relevant office; and for this purpose “relevant office” means that of director, officer or employee in relation to the Company or any company which is or was a subsidiary undertaking of or associated with the Company or any predecessor in business of the Company or any such subsidiary undertaking or associated company, or that of trustee of any pension fund or retirement, death or disability scheme for the benefit of any employee of the Company or any such subsidiary undertaking or associated company.

(7)	A director who to his knowledge is in any way, whether directly or indirectly, interested in a contract with the Company shall declare the nature of his interest at the board meeting at which the question of entering into the contract is first taken into consideration, if he knows his interest then exists, or in any other case at the first board meeting after he knows that he is or has become so interested. For the purposes of this article, a general notice given to the board by a director to the effect that:

(a)	he is a member of a specified company or firm and is to be regarded as interested in any other contract which may after the date of the notice be made with that company or firm; or

(b)	he is to be regarded as interested in any contract which may after the date of the notice be made with a specified person who is connected with him,

shall be deemed to be a sufficient declaration of interest under this article in relation to any such contract but no such notice shall be effective unless either it is given at a board meeting or the director takes reasonable steps to secure that it is brought up and read at the next board meeting after it is given.

(8)

A director shall not vote (or be counted in the quorum at a meeting) in respect of any resolution concerning his own appointment (including fixing or varying its terms), or the termination of his own appointment, as the holder of any office or place of profit with the

Company or any other company in which the Company is interested but, where proposals are under consideration concerning the appointment (including fixing or varying its terms), or the termination of the appointment, of two or more directors to offices or places of profit with the Company or any other company in which the Company is interested, those proposals may be divided and a separate resolution may be put in relation to each director and in that case each of the directors concerned (if not otherwise debarred from voting under this article) shall be entitled to vote (and be counted in the quorum) in respect of each resolution unless it concerns his own appointment or the termination of his own appointment.

(9)	A director shall also not vote (or be counted in the quorum at a meeting) in relation to any resolution relating to any contract or arrangement or other proposal in which he has an interest which (together with any interest of any connected person of his) is to his knowledge a material interest and, if he purports to do so, his vote shall not be counted, but this prohibition shall not apply and a director may vote (and be counted in the quorum) in respect of any resolution concerning any one or more of the following matters:

(a)	any contract in which he is interested by virtue of an interest in shares, debentures or other securities of the Company or otherwise in or through the Company;

(b)	the giving of any guarantee, security or indemnity in respect of:

(i)	money lent or obligations incurred by him or by any other person at the request of, or for the benefit of, the Company or any of its subsidiary undertakings; or

(ii)	a debt or obligation of the Company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part (either alone or jointly with others) under a guarantee or indemnity or by the giving of security;

(c)	any issue or offer of shares, debentures or other securities of the Company or any of its subsidiary undertakings in respect of which he is or may be entitled to participate in his capacity as a holder of any such securities or as an underwriter or sub-underwriter;

(d)	any contract concerning any other company in which he and any connected persons do not to his knowledge hold an interest in shares (within the meaning of sections 198 to 211 of the Act) representing one per cent. or more of any class of the equity share capital of that company or of the voting rights available to members of that company;

(e)	any arrangement for the benefit of employees of the Company or any of its subsidiary undertakings which does not accord to him any privilege or benefit not generally accorded to the employees to whom the arrangement relates; and

(f)	the purchase or maintenance of insurance for the benefit of directors or for the benefit of persons including directors.

For the purposes of this paragraph a person is a “connected person” in relation to a director if that person is deemed to be connected with that director within the meaning of section 346 of the Act.

(10)	In the case of an alternate director, an interest of his appointor shall be treated as an interest of the alternate in addition to any interest which the alternate otherwise has.

(11)	If any question arises at any meeting as to the materiality of an interest of a director (other than the chairman of the meeting) or as to the entitlement of any director (other than the chairman of the meeting) to vote and the question is not resolved by his voluntarily agreeing to abstain from voting, the question shall be referred to the chairman of the meeting and his ruling in relation to the director concerned shall be final and conclusive except in a case where the nature or extent of the interest of the director concerned, so far as known to him, has not been fairly disclosed. If any question shall arise in respect of the chairman of the meeting and is not resolved by his voluntarily agreeing to abstain from voting, the question shall be decided by a resolution of the board (for which purpose the chairman shall be counted in the quorum but shall not vote on the matter) and the resolution shall be final and conclusive except in a case where the nature or extent of the interest of the chairman, so far as known to him, has not been fairly disclosed.

(12)	In this article references to a contract include references to any proposed contract and to any transaction or arrangement whether or not constituting a contract.

(13)	The Company may by ordinary resolution suspend or relax the provisions of this article to any extent or ratify any contract not duly authorised by reason of a contravention of this article.

PROCEEDINGS OF THE BOARD

75.	Board meetings

The board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. A director at any time may, and the secretary at the request of a director at any time shall, summon a board meeting.

76.	Notice of board meetings

Notice of a board meeting may be given to a director personally or by word of mouth or given in writing or by electronic means to him at such address as he may from time to time specify for this purpose (or if he does not specify an address, at his last known address). A director may waive notice of any meeting either prospectively or retrospectively.

77.	Quorum

The quorum necessary for the transaction of the business of the board may be fixed by the board and, unless so fixed at any other number, shall be two. Subject to these articles, any director who ceases to be a director at a board meeting may continue to be present and to act as a director and be counted in the quorum until the end of the board meeting if no other director objects and if otherwise a quorum of directors would not be present.

78.	Chairman or deputy chairman to preside

(1)	The board may appoint a chairman and one or more deputy chairman or chairmen and may at any time revoke any such appointment.

(2)	The chairman, or failing him any deputy chairman (the longest in office taking precedence, if more than one is present), shall, if present and willing, preside at all board meetings but, if no chairman or deputy chairman has been appointed, or if he is not present within five minutes after the time fixed for holding the meeting or is unwilling to act as chairman of the meeting, the directors present shall choose one of their number to act as chairman of the meeting.

79.	Competence of board meetings

A board meeting at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the board.

80.	Voting

Questions arising at any board meeting shall be determined by a majority of votes. In the case of an equality of votes the chairman of the meeting shall have a second or casting vote.

81.	Telephone board meetings

(1)	A board meeting may consist of a conference between directors some or all of whom are in different places provided that each director may participate in the business of the meeting whether directly, by telephone or by any other electronic means which enables him:

(a)	to hear each of the other participating directors addressing the meeting; and

(b)	if he so wishes, to address all of the other participating directors simultaneously.

(2)	A quorum is deemed to be present if at least the number of directors required to form a quorum, subject to the provisions of article 67, may participate in the manner specified above in the business of the meeting.

(3)	A board meeting held in this way is deemed to take place at the place where the largest group of participating directors is assembled or, if no such group is readily identifiable, at the place from where the chairman of the meeting participates.

82.	Resolutions without meetings

A resolution which is signed or approved by all the directors entitled to vote on that resolution shall be as valid and effectual as if it had been passed at a board meeting duly called and constituted. The resolution may be contained in one document or electronic communication or in several documents or electronic communications in like form, each signed or approved by one or more of the directors concerned. For the purpose of this article:

(a)	the signature or approval of an alternate director (if any) shall suffice in place of the signature of the director appointing him; and

(b)	the approval of a director or alternate director shall be given in writing or by electronic means.

83.	Validity of acts of directors in spite of formal defect

All acts bona fide done by a meeting of the board, or of a committee, or by any person acting as a director or a member of a committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the board or committee or of the person so acting, or that they or any of them were disqualified or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed and qualified to be a director and had continued to be a director or member of the committee and had been entitled to vote.

84.	Minutes

The board shall cause minutes to be made in books kept for the purpose:

(a)	of all appointments of officers made by the board;

(b)	of the names of all the directors present at each meeting of the board and of any committee; and

(c)	of all resolutions and proceedings of all meetings of the Company and of any class of members, and of the board and of any committee.

SHARE CERTIFICATES

85.	Issue of certificates

(1)	A person whose name is entered in the register as the holder of any certificated shares shall be entitled (unless the conditions of issue otherwise provide) to receive one certificate for those shares, or one certificate for each class of those shares and, if he transfers part of the shares represented by a certificate in his name, or elects to hold part in uncertificated form, to receive a new certificate for the balance of those shares.

(2)	In the case of joint holders, the Company shall not be bound to issue more than one certificate for all the shares in any particular class registered in their joint names, and delivery of a certificate for a share to any one of the joint holders shall be sufficient delivery to all.

(3)	Every share certificate shall be issued under seal (by affixing the seal to, or printing the seal or a representation of it on, the certificate) and shall specify the number and class of the shares to which it relates and the amount or respective amounts paid up on the shares.

(4)	A share certificate may be given to a member in accordance with the provisions of these articles on notices.

86.	Charges for and replacement of certificates

(1)	Except as expressly provided to the contrary in these articles, no fee shall be charged for the issue of a share certificate.

(2)	Any two or more certificates representing shares of any one class held by any member may at his request be cancelled and a single new certificate issued.

(3)	If any member surrenders for cancellation a certificate representing shares held by him and requests the Company to issue two or more certificates representing those shares in such proportions as he may specify, the board may, if it thinks fit, comply with the request on payment of such fee (if any) as the board may decide.

(4)	If a certificate is damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares may be issued on compliance with such conditions as to evidence, indemnity and security for such indemnity as the board may think fit and on payment of any exceptional expenses of the Company incidental to its investigation of the evidence and preparation of the indemnity and security and, if damaged or defaced, on delivery up of the old certificate.

(5)	In the case of joint holders of a share a request for a new certificate under any of the preceding paragraphs of this article may be made by any one of the joint holders unless the certificate is alleged to have been lost, stolen or destroyed.

LIEN ON SHARES

87.	Lien on partly paid shares

(1)	The Company shall have a first and paramount lien on every share (not being a fully paid share) for all amounts payable (whether or not due) in respect of that share. The lien shall extend to every amount payable in respect of that share.

(2)	The board may at any time either generally or in any particular case declare any share to be wholly or partly exempt from this article. Unless otherwise agreed, the registration of a transfer of a share shall operate as a waiver of the Company’s lien (if any) on that share.

88.	Enforcement of lien

(1)	The Company may sell any share subject to a lien in such manner as the board may decide if an amount payable on the share is due and is not paid within fourteen clear days after a notice has been given to the holder or any person entitled by transmission to the share demanding payment of that amount and giving notice of intention to sell in default.

(2)	To give effect to any sale under this article, the board may authorise some person to transfer the share sold to, or as directed by, the purchaser. The purchaser shall not be bound to see to the application of the purchase money nor shall the title of the new holder to the share be affected by any irregularity in or invalidity of the proceedings relating to the sale.

(3)	The net proceeds of the sale, after payment of the costs, shall be applied in or towards satisfaction of the amount due and any residue shall (subject to a like lien for any amounts not presently due as existed on the share before the sale), on surrender of the certificate for the shares sold, be paid to the holder or person entitled by transmission to the share immediately before the sale.

CALLS ON SHARES

89.	Calls

(1)	Subject to the terms of allotment, the board may make calls on the members in respect of any moneys unpaid on their shares (whether in respect of nominal amount or premium) and each member shall (subject to his receiving at least fourteen clear days’ notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on his shares. A call may be revoked or postponed as the board may decide.

(2)	Any call may be made payable in one sum or by instalments and shall be deemed to be made at the time when the resolution of the board authorising that call is passed.

(3)	A person on whom a call is made shall remain liable for it notwithstanding the subsequent transfer of the share in respect of which the call is made.

(4)	The joint holders of a share shall be jointly and severally liable for the payment of all calls in respect of that share.

90.	Interest on calls

If a call is not paid before or on the due date for payment, the person from whom it is due shall pay interest on the amount unpaid, from the due date for payment to the date of actual payment, at such rate as the board may decide, but the board may waive payment of the interest, wholly or in part.

91.	Sums treated as calls

A sum which by the terms of allotment of a share is payable on allotment, or at a fixed time, or by instalments at fixed times, shall for all purposes of these articles be deemed to be a call duly made and payable on the date or dates fixed for payment and, in case of non-payment, these articles shall apply as if that sum had become payable by virtue of a call.

92.	Power to differentiate

On any issue of shares the board may make arrangements for a difference between the allottees or holders of the shares in the amounts and times of payment of calls on their shares.

93.	Payment of calls in advance

The board may, if it thinks fit, receive all or any part of the moneys payable on a share beyond the sum actually called up on it if the holder is willing to make payment in advance and, on any moneys so paid in advance, may (until they would otherwise be due) pay interest at such rate as may be agreed between the board and the member paying the sum in advance.

FORFEITURE OF SHARES

94.	Notice of unpaid calls

(1)	If the whole or any part of any call or instalment remains unpaid on any share after the due date for payment, the board may give a notice to the holder requiring him to pay so much of the call or instalment as remains unpaid, together with any accrued interest.

(2)	The notice shall state a further day, being not less than fourteen clear days from the date of the notice, on or before which, and the place where, payment is to be made and shall state that, in the event of non-payment on or before the day and at the place appointed, the share in respect of which the call was made or instalment is payable will be liable to be forfeited.

(3)	The board may accept a surrender of any share liable to be forfeited.

95.	Forfeiture on non-compliance with notice

(1)	If the requirements of a notice given under the preceding article are not complied with, any share in respect of which it was given may (before the payment required by the notice is made) be forfeited by a resolution of the board. The forfeiture shall include all dividends declared and other moneys payable in respect of the forfeited share and not actually paid before the forfeiture.

(2)

If a share is forfeited, notice of the forfeiture shall be given to the person who was the holder of the share or (as the case may be) the person entitled to the share by transmission, and an entry that notice of the forfeiture has been given, with the relevant date, shall be made in the register; but no forfeiture shall be invalidated by any omission to give such notice or to make such entry.

96.	Power to annul forfeiture or surrender

The board may, at any time before the forfeited or surrendered share has been sold, re-allotted or otherwise disposed of, annul the forfeiture or surrender upon payment of all calls and interest due on or incurred in respect of the share and on such further conditions (if any) as it thinks fit.

97.	Disposal of forfeited or surrendered shares

(1)	Every share which is forfeited or surrendered shall become the property of the Company and (subject to the Statutes) may be sold, re-allotted or otherwise disposed of, upon such terms and in such manner as the board shall decide either to the person who was before the forfeiture the holder of the share or to any other person and whether with or without all or any part of the amount previously paid up on the share being credited as so paid up. The board may for the purposes of a disposal authorise some person to transfer the forfeited or surrendered share to, or in accordance with the directions of, any person to whom the same has been disposed of.

(2)	A statutory declaration by a director or the secretary that a share has been forfeited or surrendered on a specified date shall, as against all persons claiming to be entitled to the share, be conclusive evidence of the facts stated in it and shall (subject to the execution of any necessary transfer) constitute a good title to the share. The person to whom the share has been disposed of shall not be bound to see to the application of the consideration for the disposal (if any) nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings connected with the forfeiture, surrender, sale, re-allotment or disposal of the share.

98.	Arrears to be paid notwithstanding forfeiture or surrender

A person any of whose shares have been forfeited or surrendered shall cease to be a member in respect of the forfeited or surrendered share and shall surrender to the Company for cancellation any certificate for the share forfeited or surrendered, but shall remain liable (unless payment is waived in whole or in part by the board) to pay to the Company all moneys payable by him on or in respect of that share at the time of forfeiture or surrender, together with interest from the time of forfeiture or surrender until payment at such rate as the board shall decide, in the same manner as if the share had not been forfeited or surrendered. He shall also be liable to satisfy all the claims and demands (if any) which the Company might have enforced in respect of the share at the time of forfeiture or surrender. No deduction or allowance shall be made for the value of the share at the time of forfeiture or surrender or for any consideration received on its disposal.

UNTRACED MEMBERS

99.	Sale of shares of untraced members

(1)	The Company may sell, in such manner as the board may decide and at the best price it considers to be reasonably obtainable at that time, any share of a member, or any share to which a person is entitled by transmission if:

(a)	during a period of twelve years at least three cash dividends have become payable in respect of the share to be sold and have been sent by the Company in accordance with these articles;

(b)	during that period of twelve years no cash dividend payable in respect of the share has been claimed, no cheque, warrant, order or other payment for a dividend has been cashed, no dividend sent by means of a funds transfer system has been paid and no communication has been received by the Company from the member or the person entitled by transmission to the share;

(c)	on or after the expiry of that period of twelve years the Company has published advertisements both in a national newspaper and in a newspaper circulating in the area in which the last known address of the member or person entitled by transmission to the share or the address at which notices may be given in accordance with these articles is located, in each case giving notice of its intention to sell the share; and

(d)	during the period of three months following the publication of those advertisements and after that period until the exercise of the power to sell the share, the Company has not received any communication from the member or the person entitled by transmission to the share.

(2)	The Company’s power of sale shall extend to any further share which, on or before the date of publication of the first of any advertisement pursuant to subparagraph (1)(c) above, is issued in right of a share to which paragraph (1) applies (or in right of any share to which this paragraph applies) if the conditions set out in subparagraphs (1)(b) to (e) are satisfied in relation to the further share (but as if the references to a period of twelve years were references to a period beginning on the date of allotment of the further share and ending on the date of publication of the first of the advertisements referred to above).

(3)	To give effect to any sale, the board may authorise some person to transfer the share to, or as directed by, the purchaser, who shall not be bound to see to the application of the purchase money; nor shall the title of the new holder to the share be affected by any irregularity in, or invalidity of, the proceedings relating to the sale.

100.	Application of proceeds of sale

(1)	The Company shall account to the person entitled to the share at the date of sale for a sum equal to the net proceeds of sale and shall be deemed to be his debtor, and not a trustee for him, in respect of them.

(2)	Pending payment of the net proceeds of sale to such person, the proceeds may either be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company, if any) as the board may from time to time decide.

(3)	No interest shall be payable in respect of the net proceeds and the Company shall not be required to account for any moneys earned on the net proceeds.

SECRETARY

101.	Secretary

The secretary shall be appointed by the board for such term, at such remuneration and on such conditions as it thinks fit, and the board may remove from office any person so appointed (without prejudice to any claim for damages for breach of any contract between him and the Company).

SEAL

102.	Seal

(1)	The Company may exercise the powers conferred by the Statutes with regard to having official seals and those powers shall be vested in the board.

(2)	The board shall provide for the safe custody of every seal of the Company.

(3)	A seal shall be used only by the authority of the board or a duly authorised committee but that authority may consist of an instruction or approval given in writing or by electronic means by a majority of the directors or of the members of a duly authorised committee.

(4)	The board may determine who shall sign any instrument to which a seal is applied, either generally or in relation to a particular instrument or type of instrument, and may also determine, either generally or in any particular case, that such signatures shall be dispensed with.

(5)	Unless otherwise decided by the board:

(a)	certificates for shares, debentures or other securities of the Company issued under seal need not be signed; and

(b)	every other instrument to which a seal is applied shall be signed by at least one director and the secretary or by at least two directors.

DIVIDENDS

103.	Declaration of dividends by the Company

The Company may, by ordinary resolution, declare a dividend to be paid to the members, according to their respective rights and interests in the profits, and may fix the time for payment of such dividend, but no dividend shall exceed the amount recommended by the board.

104.	Fixed and interim dividends

The board may pay such interim dividends as appear to the board to be justified by the financial position of the Company and may also pay any dividend payable at a fixed rate at intervals settled by the board whenever the financial position of the Company, in the opinion of the board, justifies its payment. If the board acts in good faith, none of the directors shall incur any liability to the holders of shares conferring preferred rights for any loss such holders may suffer in consequence of the payment of an interim dividend on any shares having non-preferred or deferred rights.

105.	Calculation and currency of dividends

(1)	Except insofar as the rights attaching to, or the terms of issue of, any share otherwise provide:

(a)	all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this article as paid up on the share;

(b)	all dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; and

(c)	dividends may be declared or paid in any currency.

(2)	The board may agree with any member that dividends which may at any time or from time to time be declared or become due on his shares in one currency shall be paid or satisfied in another, and may agree the basis of conversion to be applied and how and when the amount to be paid in the other currency shall be calculated and paid and for the Company or any other person to bear any costs involved.

106.	Method of payment

(1)	The Company may pay any dividend or other sum payable in respect of a share:

(a)	by cheque or dividend warrant payable to the holder (or, in the case of joint holders, the holder whose name stands first in the register in respect of the relevant share) or to such other person as the holder (or, in the case of joint holders, all the joint holders) may notify to the Company for the purpose; or

(b)	by a bank or other funds transfer system or by such other electronic means (including, in the case of an uncertificated share, a relevant system) to such account as the holder (or, in the case of joint holders, all the joint holders) may notify to the Company for the purpose; or

(c)	in such other way as may be agreed between the Company and the holder (or, in the case of joint holders, all such holders).

(2)	Any such cheque or dividend warrant may be sent by post to the registered address of the holder (or, in the case of joint holders, to the registered address of that person whose name stands first in the register in respect of the relevant share) or to such other address as the holder (or, in the case of joint holders, all the joint holders) may notify to the Company for the purpose.

(3)	Every cheque or warrant is sent, and payment in any other way is made, at the risk of the person or persons entitled to it and the Company will not be responsible for any sum lost or delayed when it has sent or transmitted the sum in accordance with these articles. Clearance of a cheque or warrant or transmission of funds through a bank or other funds transfer system or by such other electronic means as is permitted by these articles shall be a good discharge to the Company.

(4)	Any joint holder or other person jointly entitled to any share may give an effective receipt for any dividend or other sum paid in respect of the share.

(5)	Any dividend or other sum payable in respect of any share may be paid to a person or persons entitled by transmission to that share as if he or they were the holder or joint holders of that share and his address (or the address of the first named of two or more persons jointly entitled) noted in the register were the registered address.

107.	Dividends not to bear interest

No dividend or other moneys payable by the Company on or in respect of any share shall bear interest as against the Company unless otherwise provided by the rights attached to the share.

108.	Calls or debts may be deducted from dividends

The board may deduct from any dividend or other moneys payable to any person (either alone or jointly with another) on or in respect of a share all such sums as may be due from him (either alone or jointly with another) to the Company on account of calls or otherwise in relation to shares of the Company.

109.	Unclaimed dividends etc

All unclaimed dividends, interest or other sums payable may be invested or otherwise made use of by the board for the benefit of the Company until claimed. All dividends unclaimed for a period of twelve years after having been declared shall be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend, interest or other sum payable by the Company on or in respect of any share into a separate account shall not constitute the Company a trustee in respect of it.

110.	Uncashed dividends

If:

(a)	a payment for a dividend or other sum payable in respect of a share sent by the Company to the person entitled to it in accordance with these articles is left uncashed or is returned to the Company and, after reasonable enquiries, the Company is unable to establish any new address or, with respect to a payment to be made by a funds transfer system, a new account, for that person; or

(b)	such a payment is left uncashed or returned to the Company on two consecutive occasions,

the Company shall not be obliged to send any dividends or other sums payable in respect of that share to that person until he notifies the Company of an address or, where the payment is to be made by a funds transfer system, details of the account, to be used for the purpose.

111.	Dividends in specie

(1)	With the authority of an ordinary resolution of the Company and on the recommendation of the board, payment of any dividend may be satisfied wholly or in part by the distribution of specific assets and in particular of paid up shares or debentures of any other company.

(2)	Where any difficulty arises with the distribution, the board may settle the difficulty as it thinks fit and, in particular, may issue fractional certificates (or ignore fractions), fix the value for distribution of the specific assets or any part of them, determine that cash payments be made to any members on the basis of the value so fixed in order to secure equality of distribution and vest any of the specific assets in trustees on such trusts for the persons entitled to the dividend as the board may think fit.

112.	Scrip dividends

(1)	The board may, with the authority of an ordinary resolution of the Company, offer any holders of any particular class of shares the right to elect to receive further shares (whether or not of that class), credited as fully paid, instead of cash in respect of all (or some part) of any dividend specified by the ordinary resolution (a “scrip dividend”) in accordance with the following provisions of this article.

(2)	The ordinary resolution may specify a particular dividend (whether or not already declared) or may specify all or any dividends declared within a specified period, but such period may not end later than five years after the date of the meeting at which the ordinary resolution is passed.

(3)	The basis of allotment shall be decided by the board so that, as nearly as may be considered convenient, the value of the further shares, including any fractional entitlement, is equal to the amount of the cash dividend which would otherwise have been paid (disregarding the amount of any associated tax credit).

(4)	For the purposes of paragraph (3) above the value of the further shares shall be:

(a)	equal to the average middle-market quotation for a fully paid share of the relevant class, adjusted if necessary for the proposed dividend, as shown in the London Stock Exchange Daily Official List or as established from such other source as the board considers appropriate for the five business days immediately preceding or following the announcement of the cash dividend to which the scrip dividend relates, as the board may decide; or

(b)	calculated in such manner as may be determined by or in accordance with the ordinary resolution.

(5)	The board shall give notice to the holders of shares of their rights of election in respect of the scrip dividend and shall specify the procedure to be followed in order to make an election.

(6)	The dividend or that part of it in respect of which an election for the scrip dividend is made shall not be paid and instead further shares of the relevant class shall be allotted in accordance with elections duly made and the board shall capitalise a sum equal to the aggregate nominal amount of the shares to be allotted out of such sums available for the purpose as the board may consider appropriate.

(7)	The further shares so allotted shall rank pari passu in all respects with the fully paid shares of the same class then in issue except as regards participation in the relevant dividend.

(8)	The board may decide that the right to elect for any scrip dividend shall not be made available to members resident in any territory where, in the opinion of the board, compliance with local laws or regulations would be unduly onerous.

(9)

The board may do all acts and things as it considers necessary or expedient to give effect to the provisions of a scrip dividend election and the issue of any shares in accordance with the provisions of this article, and may make such provisions as it thinks fit for the case of shares becoming distributable in fractions (including provisions under which, in whole or in part, the benefit of fractional entitlements accrues to the Company rather than to the members concerned). To the extent that the entitlement of any holder of shares in respect of any dividend is less than the value of one new share of the relevant class (as determined for the basis of any scrip dividend) the board may also from time to time establish or vary a procedure for such entitlement to be accrued and aggregated with any similar entitlement for the purposes of any subsequent scrip dividend.

(10)	The board may from time to time establish or vary a procedure for election mandates, under which a holder of shares may, in respect of any future dividends for which a right of election pursuant to this article is offered, elect to receive shares in lieu of such dividend on the terms of such mandate.

(11)	The board shall not make a scrip dividend available unless the Company has sufficient unissued shares and undistributed profits or reserves to give effect to elections which could be made to receive that scrip dividend.

CAPITALISATION OF RESERVES

113.	Capitalisation of reserves

(1)	The board may, with the authority of an ordinary resolution of the Company:

(a)	resolve to capitalise any sum standing to the credit of any reserve account of the Company (including share premium account and capital redemption reserve) or any sum standing to the credit of profit and loss account not required for the payment of any preferential dividend (whether or not it is available for distribution); and

(b)	appropriate that sum as capital to the holders of any class of shares in proportion to the nominal amount of the share capital held by them respectively and apply that sum on their behalf in paying up in full any unissued shares or debentures of the Company of a nominal amount equal to that sum and allot the shares or debentures credited as fully paid to those members, or as they may direct, in those proportions or in paying up the whole or part of any amounts which are unpaid in respect of any issued shares in the Company held by them respectively, or otherwise deal with such sum as directed by the resolution provided that the share premium account and the capital redemption reserve and any sum not available for distribution in accordance with the Statutes may only be applied in paying up unissued shares to be allotted credited as fully paid up.

(2)	Where any difficulty arises in respect of any distribution of any capitalised reserve or other sum, the board may settle the difficulty as it thinks fit and in particular may make such provisions as it thinks fit in the case of shares or debentures becoming distributable in fractions (including provisions under which, in whole or in part, the benefit of fractional entitlements accrues to the Company rather than the members concerned) or ignore fractions and may fix the value for distribution of any fully paid up shares or debentures and may determine that cash payments be made to any members on the basis of the value so fixed in order to secure equality of distribution, and may vest any shares or debentures in trustees upon such trusts for the persons entitled to share in the distribution as the board may think fit.

(3)	The board may also authorise any person to sign on behalf of the persons entitled to share in the distribution a contract for the acceptance by those persons of the shares or debentures to be allotted to them credited as fully paid under a capitalisation and any such contract shall be binding on all those persons.

114.	Capitalisation of reserves - employees’ share schemes

(1)	This article (which is without prejudice to the generality of the provisions of the immediately preceding article) applies:

(a)	where a person is granted pursuant to an employees’ share scheme a right to subscribe for shares in the Company in cash at a subscription price less than their nominal value; and

(b)	where, pursuant to an employees’ share scheme, the terms on which any person is entitled to subscribe in cash for shares in the Company are adjusted as a result of a capitalisation issue, rights issue or other variation of capital so that the subscription price is less than their nominal value.

(2)	In any such case the board:

(a)	shall transfer to a reserve account a sum equal to the deficiency between the subscription price and the nominal value of the shares (the “cash deficiency”) from the profits or reserves of the Company which are available for distribution and not required for the payment of any preferential dividend; and

(b)	(subject to paragraph (4) below) shall not apply that reserve account for any purpose other than paying up the cash deficiency upon the allotment of those shares.

(3)	Whenever the Company is required to allot shares pursuant to such a right to subscribe, the board shall (subject to the Statutes) appropriate to capital out of the reserve account an amount equal to the cash deficiency applicable to those shares, apply that amount in paying up the deficiency on the nominal value of those shares and allot those shares credited as fully paid to the person entitled to them.

(4)	If any person ceases to be entitled to subscribe for shares as described above, the restrictions on the reserve account shall cease to apply in relation to such part of the account as is equal to the amount of the cash deficiency applicable to those shares.

(5)	No right shall be granted under any employees’ share scheme under paragraph (1)(a) above and no adjustment shall be made as mentioned in paragraph (1)(b) above unless there are sufficient profits or reserves of the Company available for distribution and not required for the payment of any preferential dividend to permit the transfer to a reserve account in accordance with this article of an amount sufficient to pay up the cash deficiency applicable to the shares concerned.

RECORD DATES

115.	Fixing of record dates

(1)	Notwithstanding any other of these articles, but without prejudice to any rights attached to any shares, the Company or the board may fix a date as the record date by reference to which a dividend will be declared or paid or a distribution, allotment or issue made, and that date may be before, on or after the date on which the dividend, distribution, allotment or issue is declared, paid or made.

(2)	In the absence of a record date being fixed, entitlement to any dividend, distribution, allotment or issue shall be determined by reference to the date on which the dividend is declared or the distribution, allotment or issue is made.

ACCOUNTS

116.	Accounting records

(1)	The board shall cause accounting records of the Company to be kept in accordance with the Statutes.

(2)	No member (as such) shall have any right of inspecting any account, book or document of the Company, except as conferred by law or authorised by the board or by any ordinary resolution of the Company.

NOTICES

117.	Form of notices

(1)	Except where otherwise expressly stated, any notice to be given to or by any person under these articles shall be in writing or, to the extent permitted by the Statutes and subject to paragraph (2), contained in an electronic communication.

(2)	The board may from time to time specify the form and manner in which a notice may be given to the Company by electronic means, including one or more addresses for the receipt of an electronic communication, and may prescribe such procedures as it thinks fit for verifying the authenticity or integrity of any such electronic communication. A notice may be given to the Company by electronic means only if it is given in accordance with the requirements specified by the board.

118.	Manner of giving notices

(1)	A notice in writing, document or other communication may be given or served by the Company to any member either personally or by sending it through the post addressed to the member at his registered address or by leaving it at that address.

(2)	Subject to the Statutes, a notice, document or other communication may be given by the Company to any member by electronic means to such address as may from time to time be authorised by the member concerned or by publishing it on a web site and notifying the member concerned, in such manner as he may from time to time authorise, that it has been so published.

(3)	In the case of joint holders of a share, any notice, document or other communication given or served by the Company in any manner permitted by these articles to the joint holder who is named first in the register in respect of the joint holding shall be deemed to be given to all other holders of the share.

(4)	A member whose registered address is not within the United Kingdom and who gives to the Company an address within the United Kingdom at which notices may be given to him shall be entitled to have notices given to him at that address but, unless he does so, shall not be entitled to receive any notice from the Company.

119.	Notice by advertisement

If at any time by reason of the suspension or curtailment of postal services within the United Kingdom the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a notice advertised in at least one national newspaper. In any such case the Company shall send confirmatory copies of the notice by post to those members to whom notice cannot be given by electronic means if at least six clear days before the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

120.	When notice is deemed given

(1)	Any notice in writing, document or other communication, if sent by first class post, shall be deemed to have been given on the day following that on which the envelope containing it is put into the post, or, if sent by second class post, shall be deemed to have been given on the second day following that on which the envelope containing it is put into the post and in proving that a notice, document or other communication has been given it shall be sufficient to prove that the letter, envelope or wrapper containing the notice, document or other communication was properly addressed, prepaid and put into the post.

(2)	Any notice in writing, document or other communication not sent by post but left at a registered address or address at which a notice, document or other communication may be given shall be deemed to have been given on the day it was so left.

(3)	Any notice, document or other communication, if sent by electronic means (including through any relevant system), shall be deemed to have been given on the day following that on which the electronic communication was sent by or on behalf of the Company.

(4)	Where notice is given by way of newspaper advertisement, such notice shall be deemed to have been given to each member or person entitled to receive it at noon on the day when the advertisement appears or, if it appears on different days, at noon on the first of the days when it appears.

(5)	A member present, either in person or by proxy, at any meeting of the Company or class of members of the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which the meeting was convened.

(6)	Every person who becomes entitled to a share shall be bound by every notice (other than a notice in accordance with section 212 of the Act) in respect of that share which before his name is entered in the register was given to the person from whom he derives his title to the share.

121.	Record date for giving notices

(1)	For the purposes of giving notices of meetings, documents or other communications, whether under section 370(2) of the Act, any other Statute, a provision in these articles or any other instrument, the Company may determine that persons entitled to receive such notices, documents or other communications are those persons entered on the register at the close of business on a day determined by it.

(2)	The day determined by the Company under paragraph (1) above may not be more than fifteen days before the day that the notice of the meeting, document or other communication is given.

122.	Notice to person entitled by transmission

Where a person is entitled by transmission to a share, any notice or other communication shall be given to him, as if he were the holder of that share and his address noted in the register were his registered address. In any other case, any notice or other communication given to any member pursuant to these articles shall, notwithstanding that the member is then dead or bankrupt or that any other event giving rise to the transmission of the share by operation of law has occurred and whether or not the Company has notice of the death, bankruptcy or other event, be deemed to have been properly given in respect of any share registered in the name of that member as sole or joint holder.

DESTRUCTION OF DOCUMENTS

123.	Destruction of documents

(1)	The board may authorise or arrange the destruction of documents held by the Company as follows:

(a)	at any time after the expiration of six years from the date of registration, all instruments of transfer of shares and all other documents transferring or purporting to transfer shares or representing or purporting to represent the right to be registered as the holder of shares on the faith of which entries have been made in the register;

(b)	at any time after the expiration of one year from the date of cancellation, all registered share certificates which have been cancelled;

(c)	at any time after the expiration of two years from the date of recording them, all dividend mandates and notifications of change of address; and

(d)	at any time after the expiration of one year from the date of actual payment, all paid dividend warrants and cheques.

(2)	It shall conclusively be presumed in favour of the Company that:

(a)	every entry in the register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made;

(b)	every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered;

(c)	every share certificate so destroyed was a valid certificate duly and properly cancelled;

(d)	every other document mentioned in paragraph (1) above so destroyed was a valid and effective document in accordance with the particulars of it recorded in the books and records of the Company; and

(e)	every paid dividend warrant and cheque so destroyed was duly paid.

(3)	The provisions of paragraph (2) above shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties to it) to which the document might be relevant.

(4)	Nothing in this article shall be construed as imposing on the Company or the board any liability in respect of the destruction of any document earlier than as stated in paragraph (1) above or in any other circumstances in which liability would not attach to the Company or the board in the absence of this article.

(5)	References in this article to the destruction of any document include references to its disposal in any manner.

WINDING UP

124.	Powers to distribute in specie

If the Company is in liquidation, the liquidator may, with the authority of an extraordinary resolution of the Company and any other authority required by the Statutes:

(a)	divide among the members in specie the whole or any part of the assets of the Company and, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members; or

(b)	vest the whole or any part of the assets in trustees upon such trusts for the benefit of members as the liquidator, with the like sanction, shall think fit but no member shall be compelled to accept any assets upon which there is any liability.

INDEMNITY

125.	Indemnity of officers

Subject to the Statutes, every director or other officer (excluding an auditor) of the Company shall be indemnified out of the assets of the Company against all liabilities incurred by him in the actual or purported execution or discharge of his duties or the exercise or purported exercise of his powers or otherwise in relation to or in connection with his duties, powers or office but:

(a)	this indemnity shall not apply to any liability to the extent that it is recovered from any other person; and

(b)	the indemnity is subject to such officer taking all reasonable steps to effect such recovery, to the intent that the indemnity shall not apply where an alternative right of recovery is available and capable of being enforced.